SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          DELPHI FINANCIAL GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

          ------------------------------------------------------------------

     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                             [DELPHI FINANCIAL LOGO]

April 12, 2004

Dear Stockholder,

It is a pleasure to invite you to Delphi Financial Group, Inc.'s 2004 Annual Meeting of Stockholders, to be held on May 5, 2004 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. We hope that you will be able to attend and review the year with us.

Whether or not you plan to attend the meeting, please exercise your right to vote as an owner of Delphi Financial Group, Inc. We ask that you review the proxy materials and then mark your votes on the enclosed proxy card and return it in the envelope provided as soon as possible.

At the meeting the stockholders will be electing directors and voting on the adoption of an amendment to the 2003 Employee Long-Term Incentive and Share Award Plan and the adoption of an Annual Incentive Compensation Plan, and considering a shareholder proposal regarding investments in tobacco equities, each as described in the enclosed formal Notice of Annual Meeting of Stockholders and Proxy Statement. We will also report on the progress of Delphi Financial Group, Inc. and respond to questions posed by stockholders.

We look forward to seeing you at the Annual Meeting.

                                                     Sincerely,

                                                     /s/ ROBERT ROSENKRANZ

                                                     Robert Rosenkranz
                                                     Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 2004

To the Stockholders of Delphi Financial Group, Inc.:

Notice is hereby given that the 2004 Annual Meeting of Stockholders of Delphi Financial Group, Inc. will be held at the University Club, One West 54th Street, New York, New York on May 5, 2004, commencing at 10:00 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect nine directors to serve for a term of one year, one of whom shall be elected by the holders of the Class A Common Stock, voting as a separate class.

     2. To consider and vote upon an amendment to increase the number of shares available under the 2003 Employee Long-Term Incentive and Share Award Plan as described herein.

     3. To consider and vote upon the Annual Incentive Compensation Plan as described herein.

     4. To consider and vote upon a shareholder proposal regarding investments in tobacco equities as described herein.

     5. To transact such other business as properly comes before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 22, 2004 as the record date for stockholders entitled to notice of and to vote at the meeting or any adjournment of the meeting. The list of stockholders entitled to vote at the meeting shall be available at the offices of Delphi Capital Management, Inc., 153 East 53rd Street, New York, New York, for a period of ten days prior to the meeting date.

A copy of Delphi Financial Group, Inc.'s 2003 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, is being mailed to stockholders together with this notice.

Your attendance at this meeting is very much desired. However, whether or not you plan to attend the meeting, please sign the enclosed Proxy and return it in the enclosed envelope. If you attend the meeting, you may revoke the Proxy and vote in person.

                                       By Order of the Board of Directors,

                                       /s/  ROBERT ROSENKRANZ

                                       Robert Rosenkranz
                                       Chairman of the Board

                          DELPHI FINANCIAL GROUP, INC.
                      1105 NORTH MARKET STREET, SUITE 1230
                              WILMINGTON, DE 19899

                                 PROXY STATEMENT

This Proxy Statement is furnished for the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Proxies for the Annual Meeting of Stockholders of Delphi Financial Group, Inc., a Delaware corporation (the "Company"), scheduled to be held on May 5, 2004 at the University Club, One West 54th Street, New York, New York, commencing at 10:00 a.m., Eastern Daylight Time. The submission of a signed Proxy will not affect the stockholder's right to attend the meeting and vote in person. Any person giving a Proxy may revoke it at any time before it is exercised by the delivery of a later dated signed Proxy or written revocation sent to the Investor Relations Department of the Company, 1105 North Market Street, Suite 1230, Wilmington, DE 19899 or by attending the Annual Meeting and voting in person.

Management of the Company is not aware of any matters other than those set forth herein that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote the shares represented by the effective Proxies and intend to vote them in accordance with their best judgment in the interests of the Company.

The Company's 2003 Annual Report, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, is being mailed together with this Proxy Statement to each stockholder of record as of the close of business on March 22, 2004.

                          MAILING AND VOTING OF PROXIES

This Proxy Statement and the enclosed Proxy were first mailed to stockholders on or about April 12, 2004. Properly executed Proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to the election of the nominees chosen by the Board, the shares will be voted as indicated by the stockholder. Each share of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), entitles the holder thereof to one vote and each share of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), entitles the holder thereof to a number of votes per share equal to the lesser of (i) the number of votes such that the aggregate of all outstanding shares of Class B Common Stock will be entitled to cast 49.9% of all of the votes represented by the aggregate of all outstanding shares of Class A Common Stock and Class B Common Stock or (ii) 10 votes. Based on the shares of Common Stock outstanding as of March 22, 2004, the Class B Common Stock will have the number of votes described in clause (i) of the preceding sentence. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class, except that holders of Class A Common Stock will vote as a separate class to elect one director (the "Class A Director"). If the person solicited does not specify a choice with respect to the election of any nominee for director, the shares will be voted "for" such nominee. Proxies marked as abstaining (including Proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

As of March 22, 2004, Mr. Robert Rosenkranz, by means of beneficial ownership of the corporate general partner of Rosenkranz & Company and direct or beneficial ownership, had the power to vote all of the outstanding shares of Class B Common Stock, which as of such date represented 49.9% of the voting power of the Common Stock. Mr. Rosenkranz has entered into an agreement with the Company not to vote or cause to be voted certain shares of Common Stock, if and to the extent that such shares would cause him and Rosenkranz & Company, collectively, to have more than 49.9% of the combined voting power of the Company's stockholders. Rosenkranz & Company and Mr. Rosenkranz have informed the Company that they intend to vote in favor of the election of all nominated directors for which they are entitled to vote, in favor of the adoption of the amendment to the 2003 Employee Long-Term Incentive and Share Award Plan and the Annual Incentive Compensation Plan, and against the shareholder proposal regarding investments in tobacco equities.

                             SOLICITATION OF PROXIES

The cost of soliciting Proxies will be borne by the Company. It is expected that the solicitation of Proxies will be primarily by mail. Proxies may also be solicited by officers and employees of the Company, at no additional cost to the Company, in person or by telephone, telegram or other means of communication. Upon written request, the Company will reimburse custodians, nominees and fiduciaries holding the Company's Common Stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their Proxies.

              STOCKHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

Holders of record of Common Stock at the close of business on March 22, 2004 will be eligible to vote at the meeting. The Company's stock transfer books will not be closed. As of the close of business on March 22, 2004, the Company had outstanding 27,201,773 shares of Class A Common Stock and 4,177,357 shares of Class B Common Stock.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each of the Company's directors and executive officers, each person known by the Company to own beneficially more than five percent of the Common Stock and all directors and executive officers of the Company as a group as of March 22, 2004. The information shown assumes the exercise by each person (or all directors and officers as a group) of the stock options owned by such person and the exercise by no other person (or group) of stock options. Unless otherwise indicated, each beneficial owner listed below is believed by the Company to own the indicated shares directly and have sole voting and dispositive power with respect thereto.

                                                                            Amount and
                                                                             Nature of            Percent
Name of Beneficial Owner                                                     Ownership           of Class
------------------------                                                   ------------          ---------
Class B Common Stock:
   Five or greater percent owner:
      Rosenkranz  & Company.....................................           4,117,692(1)            77.4%
   Directors, Nominees for Director and Executive Officers:
      Robert Rosenkranz.........................................           5,317,534(1)           100.0%
      Chad W. Coulter...........................................                   -                  -
      Lawrence E. Daurelle......................................                   -                  -
      Edward A. Fox.............................................                   -                  -
      Van D. Greenfield.........................................                   -                  -
      Harold F. Ilg.............................................                   -                  -
      James N. Meehan...........................................                   -                  -
      Philip R. O'Connor........................................                   -                  -
      Donald A. Sherman.........................................                   -                  -
      Robert M. Smith, Jr.......................................                   -                  -
Directors, Nominees for Director and Officers as a group (11 persons)      5,317,534              100.0%
Class A Common Stock:
   Five or greater percent owners...............................                   -                  -
   Directors, Nominees for Director and Executive Officers:
      Harold F. Ilg.............................................             445,163(2)             1.6%
      Robert Rosenkranz.........................................             419,460(1)             1.5%
      Robert M. Smith, Jr.......................................             272,835(3)             1.0%
      Lawrence E. Daurelle......................................             100,394(4)                *
      Chad W. Coulter...........................................              82,024(5)                *
      Edward A. Fox.............................................              79,302(6)                *
      Donald A. Sherman.........................................              10,270(7)                *
      Philip R. O'Connor........................................               4,824(8)                *
      James N. Meehan...........................................               3,834(2)                *
      Van D. Greenfield.........................................               1,090(2)                *
Directors, Nominees for Director and Officers as a group (11 persons)      1,435,826(9)             5.1%

* Amount is less than 1% of Class.

(1) Mr. Rosenkranz, as the beneficial owner of the corporate general partner of Rosenkranz & Company, has the power to vote the shares of Class B Common Stock held by Rosenkranz & Company. Accordingly, Mr. Rosenkranz may be deemed to be the beneficial owner of all of the shares of the Company held by Rosenkranz & Company. In addition, Mr. Rosenkranz has direct or beneficial ownership of 59,665 additional shares of Class B Common Stock and direct or beneficial ownership of 98,032 shares of Class A Common Stock. The remaining indicated shares of Class A Common Stock and Class B Common Stock, respectively, consist of 321,428 shares of Class A Common Stock and 715,444 shares of Class B Common Stock which may be acquired pursuant to stock options within 60 days and 424,733 deferred shares of Class B Common Stock. The address of Rosenkranz & Company and Mr. Rosenkranz is 153 East 53rd Street, New York, NY 10022.

(2) None of the indicated shares of Class A Common Stock are presently owned, but they may be acquired pursuant to stock options within 60 days. Mr. Ilg's address is c/o Safety National Casualty Corp., 2043 Woodland Parkway, Suite 200, St. Louis, MO 63146. Messrs. Meehan's and Greenfield's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, NY 10022.

(3) Of the indiciated shares of Class A Common Stock, 1,979 shares are presently owned by Mr. Smith. Of the shares presently owned, Mr. Smith has sole voting and dispositive power with respect to 996 shares and shared voting and dispositive power with respect to 983 shares. The remaining shares indicated consist of 263,124 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 7,732 Class A Common Stock restricted share units. Mr. Smith's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, NY 10022.

(4) Of the indicated shares of Class A Common Stock, 3,185 shares are presently owned by Mr. Daurelle. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Daurelle's address is c/o Reliance Standard Life Insurance Company, Two Commerce Square, 2001 Market Street, Suite 1500, Philadelphia, PA 19103.

(5) Of the indicated shares of Class A Common Stock, 1,810 shares are presently owned by Mr. Coulter. The remaining shares indicated consist of 75,059 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days and 5,155 Class A Common Stock restricted share units. Mr. Coulter's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, NY 10022.

(6) Of the indicated shares of Class A Common Stock, 10,000 shares are presently owned by Mr. Fox. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Fox's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, NY 10022.

(7) Of the indicated shares of Class A Common Stock, 1,560 shares are presently owned by Mr. Sherman. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. Sherman's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, NY 10022.

(8) Of the indicated shares of Class A Common Stock, 990 shares are presently owned by Mr. O'Connor. The remaining shares indicated may be acquired pursuant to stock options within 60 days. Mr. O'Connor's address is c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, NY 10022.

(9) Includes 1,303,753 shares of Class A Common Stock which may be acquired pursuant to stock options within 60 days.

                              ELECTION OF DIRECTORS

The Board of Directors currently consists of nine members. Each director is elected annually to serve until his successor has been elected and qualified, or he has resigned or been removed from office. All nominees are currently directors of the Company and have been previously elected by the stockholders except for Van D. Greenfield, who was initially recommended as a candidate for director by the Company's chief executive officer and was elected a director by the Board in November 2003. The Board has determined in its business judgment that each of Messrs. Fox, Greenfield, Meehan, Sherman and O'Connor, who constitute all of the non-management members of the Board, has no material relationship with the Company, and therefore is an independent director, for purposes of the New York Stock Exchange ("NYSE") listing standards. The Company's Restated Certificate of Incorporation provides that the holders of Class A Common Stock are entitled to vote as a separate class to elect the Class A Director so long as the outstanding shares of Class A Common Stock represent at least 10% of the aggregate number of outstanding shares of the Company's Class A and Class B Common Stock. As of the date of this Proxy Statement, this condition continues to be satisfied. Mr. Donald A. Sherman was elected by the holders of the Class A Common Stock in 2003 as the Class A Director, and the Board of Directors has unanimously recommended Mr. Sherman for election as the Class A Director.

It is intended that the shares of Common Stock represented by Proxies will be voted "for" the election of all such nominees unless a contrary direction is indicated on the Proxy. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason any nominee shall be unable to do so, Proxies that would otherwise have been voted "for" such nominee will instead be voted "for" a substitute nominee selected by the Board.

Nominees for Director

The following sets forth information as to each nominee for election at the 2004 Annual Meeting, including his age, positions with the Company, length of service as a director of the Company, other directorships currently held, if any, principal occupations and employment during the past five years and other business experience.

ROBERT ROSENKRANZ, 61, has served as the President and Chief Executive Officer of the Company since May 1987 and has served as Chairman of the Board of Directors of the Company since April 1989. He also serves as Chairman of the Board or as a Director of the Company's principal subsidiaries. Mr. Rosenkranz has served since October 1978 as either sole or managing general partner of Rosenkranz & Company or as beneficial owner of its corporate general partner.

ROBERT M. SMITH, JR., 52, has served as Executive Vice President of the Company and Delphi Capital Management, Inc. ("DCM") since November 1999 and as a Director of the Company since January 1995. He has also served as the Chief Investment Officer of Reliance Standard Life Insurance Company ("RSLIC") and First Reliance Standard Life Insurance Company ("FRSLIC") since April 2001. From July 1994 to November 1999, he served as Vice President of the Company and DCM. Mr. Smith also serves as a Director of the Company's principal subsidiaries.

LAWRENCE E. DAURELLE, 52, has served as a Director of the Company since August 2002. He also has served as President and Chief Executive Officer of RSLIC, FRSLIC and Reliance Standard Life Insurance Company of Texas ("RSLIC-Texas") since October 2000. He served as Vice President and Treasurer of the Company from August 1998 to April 2001. He also serves on the Board of Directors of RSLIC, FRSLIC and RSLIC-Texas. From May 1995 until October 2000, Mr. Daurelle was Vice President and Treasurer of RSLIC, FRSLIC and RSLIC-Texas.

EDWARD A. FOX, 67, has served as a Director of the Company since March 1990. He has served as Chairman of the Board of SLM Corporation since August 1997 and is currently a director of Greenwich Capital Holdings. From May 1990 until September 1994, Mr. Fox was the Dean of the Amos Tuck School of Business Administration at Dartmouth College, and from April 1973 until May 1990, he was President and Chief Executive Officer of the Student Loan Marketing Association.

VAN D. GREENFIELD, 58, has served as a Director of the Company since November 2003. He has been the owner and General Securities Principal of Blue River Capital, LLC since 1980. The principal business for Blue River Capital, LLC is proprietary trading in public securities involved in merger and acquisition transactions, risk arbitrage, and convertible security arbitrage. In addition, he presently serves as Co-Chairman of the Official Committee of Unsecured Creditors for WorldCom Inc., Chairman of the Official Committee of Unsecured Creditors for Globalstar LLP and Co-Chairman of the Official Committee of Equity Security Holders for Adelphia Communications Corp.

HAROLD F. ILG, 56, has served as a Director of the Company since August 2002. He also has served as Chairman of the Board of Safety National Casualty Corporation ("SNCC") since January 1999. He serves on the Board of Directors of RSLIC, FRSLIC, and RSLIC-Texas. From April 1999 until October 2000, he served as President and Chief Executive Officer of RSLIC, FRSLIC, and RSLIC-Texas. Prior to January 1999, he served as Vice Chairman of the Board of SNCC, where he has been employed in various capacities since 1978.

JAMES N. MEEHAN, 58, has served as a Director of the Company since May 2003. He also has served as a Director of RSLIC since July 1988 and FRSLIC since April 1993. Mr. Meehan retired from Banc of America Securities/Bank of America as a Managing Director in May 2002 after 15 years of service with the organization and its predecessors. During his tenure, he was responsible for the bank's commercial relationships with the insurance industry. Mr. Meehan also serves as a director of Bristol West Holdings, Inc. and American Fuji Fire and Marine Insurance Company.

PHILIP R. O'CONNOR, 55, has served as a Director of the Company since May 2003. He also has served as a Director of RSLIC since March 1993. Dr. O'Connor is currently the President of PROactive Strategies, a provider of policy analysis and advice on insurance regulation. He is also a Vice President of Constellation NewEnergy, Inc. ("NewEnergy"), a provider of competitive retail electricity. Dr. O'Connor served as the Illinois Director of Insurance from 1979 to 1982. From 1983 through 1985, Dr. O'Connor was Chairman of the Illinois Commerce Commission, the utility regulatory body of Illinois, and he served on the Illinois State Board of Elections from 1998 until April 2004. After 1985, Dr. O'Connor formed Palmer Bellevue Corporation, an energy and insurance consulting firm that became a part of Coopers and Lybrand in 1993. In 1998, he established the Midwest business of NewEnergy. He also serves as a member of the Board of the Big Shoulders Foundation for the schools of the Archdiocese of Chicago.

Nominee for Class A Director

DONALD A. SHERMAN, 53, has served as a Director of the Company since August 2002. Mr. Sherman has served as Chairman and Chief Executive Officer of Waterfield Mortgage Company, Inc. ("Waterfield") since 1999 and as President of Waterfield from 1989 to 1999. Waterfield is the largest privately held mortgage banking institution in the United States and the largest privately held banking institution in the State of Indiana. From 1985 to 1988, he served as President and as a member of the Board of Directors of Hyponex Corporation ("Hyponex") and from 1983 to 1985 served as Chief Financial Officer of Hyponex. From 1975 to 1983, he held various positions with the public accounting firm of Coopers and Lybrand and was elected to partner in 1981.

DIRECTORS' ATTENDANCE

The Board of Directors held eight meetings during 2003. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held during the period for which such incumbent was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which such incumbent served. Directors are encouraged to attend the Company's annual meetings of stockholders where practicable. Three Directors attended last year's annual meeting.

DIRECTORS' COMPENSATION

The Company pays its directors who are not officers or employees of the Company or any of the Company's affiliates (each, an "outside director") annual compensation consisting of options to purchase Class A Common Stock, or cash in an amount as described in the following sentence (the "Annual Retainer"), and a fee of $750 plus expenses for each Board of Directors or committee meeting attended. Such amount, if paid in cash, for an outside director who has not previously served as an officer or employee of the Company or any of its subsidiaries, is $50,000, and for an outside director who has formerly so served, is $25,000. In addition to option grants in respect of the Annual Retainer, outside directors also receive certain option grants on an annual formulaic basis and are eligible to receive grants of options at such times and in such amounts as are determined by the committee consisting of the full Board of Directors of the Company in its discretion. All of these grants are made pursuant to the Second Amended and Restated Directors Stock Option Plan (the "Directors Option Plan").

Under the Directors Option Plan, options to purchase 49,123 shares of Class A Common Stock, in the aggregate, were granted to outside directors in May 2003 at an exercise price of $29.34 per share. In addition, options to purchase 4,168 shares of Class A Common Stock, in the aggregate, were granted to an outside director upon his election to the Board in November 2003 at an exercise price of $34.42 per share. The shares to which such options relate for current directors are included in the "Security Ownership of Certain Beneficial Owners and Management" table.

The Directors Option Plan was adopted in 1994 and amended and restated in 1997 and in 2003. Under the Directors Option Plan, on the business day following the Company's Annual Meeting of Stockholders for each year that the Directors Option Plan is in effect, each outside director then in office is granted an option to purchase a number of shares of Class A Common Stock determined pursuant to the following formula: number of option shares equal to 3,975 multiplied by [1+(.125 multiplied by the number of calendar years of continuous service of such outside director to that point, including any portion of a calendar year of service as a full year)]. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported through the New York Stock Exchange for such date. Options granted become exercisable in five equal annual installments so long as the director continues to serve on the Board, commencing on the first anniversary of the date of the grant, and expire ten years from the date of grant.

The Directors Option Plan also provides for the Annual Retainer to be paid through the grant of options to purchase Class A Common Stock to each outside director for the period from the director's date of election or reelection to the Board of Directors to the Company's next Annual Meeting of Stockholders, unless such director makes an election in advance to receive the Annual Retainer in cash or in restricted shares for such period. Options (or, if elected by the outside director, restricted shares) are granted on the first business day following the date on which each outside director is elected, reelected or appointed. The number of shares of Class A Common Stock to which each option relates is equal to (a) three times the director's Annual Retainer that would otherwise be payable in cash for the applicable period divided by (b) the fair market value of a share of Class A Common Stock of the Company on the date of grant, and the exercise price is 100% of such fair market value on the date of grant. If restricted shares are elected by an outside director, the number of restricted shares granted to the outside director will be the nearest number of whole shares determined by dividing the Annual Retainer by the fair market value of a share on the date of grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date. Options or restricted shares granted become vested in four equal 90-day installments and options expire ten years from the date of grant. The number of options or restricted shares that an outside director may receive in respect of the Annual Retainer is dependent upon the time at which such director is elected and the fair market value of the Class A Common Stock on the date of grant and, therefore, is not determinable in advance.

In addition to the formulaic annual option grants for which the Directors Option Plan provides, as described above, a committee consisting of the full Board of Directors of the Company may make grants of options to outside directors at such times and in such amounts as are determined by such committee in its discretion.

As is the case for options granted under the formulaic provisions of the plan, the exercise price for any options granted under this provision is the fair market value of a share of Class A Common Stock on the date of grant and such options expire ten years from the date of grant. For this purpose, the fair market value on any such date is the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date. Grants under this provision occur primarily under unusual circumstances in which the formulaic provisions would not otherwise effectively operate; for example, where a new outside director joins the Company's Board on a date other than the annual grant date under the formulaic provisions.

COMMUNICATION WITH BOARD OF DIRECTORS

Any stockholder may communicate with the Board of Directors, any Board committee or any individual Director(s) by directing such communication in writing to the Company's Secretary, c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, New York 10022. The communication should indicate that the sender is a stockholder and that it is a Board, committee or individual Director communication, as the case may be. The Secretary will forward such communication to the members of the Board or of the relevant committee or individual Director(s), as indicated in such communication.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company maintains three committees: the Stock Option and Compensation Committee (the "Compensation Committee"), the Nominating and Corporate Governance Committee (the "Governance Committee"), and the Audit Committee. Each of such committees is comprised solely of individuals who are independent directors for purposes of the NYSE listing standards. See "Election of Directors." Further information regarding these committees, including general descriptions of their respective duties, is set forth below. The charters of all of these committees, which contain further detail regarding their functions, are available at the Company's website at www.delphifin.com/corp_governance/.

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee include oversight of the compensation of the Company's key executives, administration of the stock option and other stock-related plans of the Company, and making recommendations regarding the compensation of the Company's outside directors. The Compensation Committee's responsibilities and authority are described in greater detail in its written charter, which is available on the Company's website www.delphifin.com/corp_governance/. The Board of Directors increased the number of members of the Compensation Committee from two to three during 2003. The committee's membership consists of Messrs. Sherman (Chairman), Meehan and O'Connor. The Compensation Committee held five meetings during 2003. The Compensation Committee's report on executive compensation can be found on page 29 of this Proxy Statement.

GOVERNANCE COMMITTEE

In 2003, the Board of Directors formed the Governance Committee, the members of which are Messrs. O'Connor (Chairman), Fox and Greenfield. The Governance Committee, among other things, identifies and recommends to the Board nominees for election as Directors and develops and recommends to the Board criteria for the selection of new Board members and corporate governance guidelines for the Company. The Governance Committee's responsibilities and authority are described in greater detail in its written charter, which is available on the Company's website www.delphifin.com/corp_governance/. The Governance Committee met twice in 2003.

For purposes of identifying Board nominees, the Governance Committee relies primarily on personal contacts of members of the Board and does not maintain any formal process in this regard. The Governance Committee will consider stockholder recommendations of Board nominees which are made in accordance with the requirements set forth below. The Company has not engaged the services of any third party search firm in connection with the identification or evaluation of potential Board nominees. While the Governance Committee has not adopted specific, minimum qualifications for director nominees, the Board has adopted, on the recommendation of the Governance Committee, criteria for the evaluation of such nominees. These criteria provide that the Board should be composed of individuals who have demonstrated substantial achievements in business, government, education or other relevant fields, and who possess the requisite intelligence, experience and education to make meaningful contributions to the Board, as well as high ethical standards and a dedication to exercising independent business judgment. The evaluative factors contained in the criteria address, in addition to various factors relevant to these overall goals, whether the nominee has the ability, in light of his or her personal circumstances, to devote sufficient time to carrying out his or her duties and responsibilities effectively.

The Governance Committee will consider stockholder recommendations of Board nominees which are made in accordance with the following requirements. Recommendations must be sent to the Secretary of the Company, c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, New York 10022 and must be received by the Secretary no later than November 30 of the calendar year preceding the Annual Meeting of Stockholders. The recommendation must include information demonstrating that the person submitting the recommendation is in fact a stockholder, the proposed candidate's written consent to the nomination, background information regarding the proposed candidate and an undertaking by the proposed candidate to provide any further information requested by the Governance Committee, including by means of an in-person interview. The Secretary will forward the recommendation to each member of the Governance Committee. The Governance Committee, with reference to the Board member criteria discussed above and taking into account the Board of Director's then-current needs, size and composition and any other factors it deems relevant, will determine whether to accept such recommendation.

AUDIT COMMITTEE

The Audit Committee is governed by a charter adopted by the Board of Directors, which was amended and restated during 2003. A copy of such charter is attached hereto as Appendix A. Pursuant to such charter, the Audit Committee assists the Board of Directors in its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditor, and the performance of the Company's internal audit function and independent auditor. Management has the primary responsibility for the Company's financial statements and its reporting process, including its systems of internal controls. The independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Board of Directors increased the number of members of the Audit Committee from three to four during 2003. Mr. Fox is the Chairman of the Audit Committee. During 2003, Messrs. Greenfield, Meehan and Sherman became members of the Audit Committee and Lewis S. Ranieri and Thomas L. Rhodes retired from the Audit Committee and the Board of Directors. Each of the current members of the Audit Committee meets the criteria for independence set forth in Rule 10A-3 under the Securities Exchange Act, in addition to the independence criteria contained in the NYSE standards referenced above. The Board of Directors has determined that each of the current members of the Audit Committee is an "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K under the Securities Exchange Act. Further information concerning the Audit Committee and its activities is set forth in the Report of the Audit Committee which follows. The Committee held nine meetings during 2003.

REPORT OF THE AUDIT COMMITTEE

During 2003, the Audit Committee recommended and the Board approved the selection of the Company's independent auditor to audit the Company's consolidated financial statements. The Audit Committee discussed with the Company's independent and internal auditors the overall scope and plans for their respective audits, and regularly met with such auditors, with and without management present, to discuss the results of their audits, their evaluations of the Company's internal controls and such other matters as the Audit Committee deemed appropriate.

The Audit Committee met with management and the independent auditors to review and discuss the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003, and discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees." In addition, the Audit Committee discussed with the independent auditors the auditor's independence, including the matters contained in the written disclosures and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit Committee considered whether the provision of non-audit services to the Company was compatible with maintaining their independence and also reviewed the amount of fees paid to the independent auditors for audit and non-audit services. Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Edward A. Fox, Audit Committee Chairman
Van D. Greenfield
James N. Meehan
Donald A. Sherman

March 10, 2004

                                 CODE OF ETHICS

The Company has a written Code of Conduct that is applicable to all of the Company's Directors and employees, as well as a written Code of Ethics that applies specifically to the Company's Chief Executive Officer, Executive Vice President and Vice President and Treasurer. Such Codes are posted on the Company's website at www.delphifin.com/corp_governance/. The Company intends to satisfy any disclosure requirements under Item 10 of Form 8-K regarding an amendment to, or a waiver from, a provision of the Code of Ethics by posting such information on its website.

              PROPOSAL TO INCREASE SHARES AVAILABLE UNDER THE 2003
                EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

Amendment to Share Plan. In 2003, the 2003 Employee Long-Term Incentive and Share Award Plan (the "Share Plan") was adopted by the Board of Directors and approved by the Company's stockholders. The Board of Directors has amended the Share Plan, subject to stockholder approval, to increase the aggregate number of shares of Class A Common Stock reserved for issuance under the Share Plan by 1,000,000 to a total of 2,500,000 (which amount reflects the adjustment that previously occurred under the terms of the Share Plan to reflect the three-for-two common stock split effected in December 2003). The stockholders are now requested to approve the amendment to the Share Plan. The primary purpose of the amendment is to ensure that a sufficient number of shares will be available under the Share Plan for the granting of approximately 1.1 million performance-contingent incentive options to purchase shares of Class A Common Stock, in the aggregate, to the members of executive management of RSLIC. While no Compensation Committee or Board action has been taken as to the granting of such options, based on preliminary discussions, it is likely that in the near future, subject to stockholder approval of the amendment to the Share Plan, such options will be granted. While the particular financial performance goals for RSLIC that would be specified in the option agreements and which, if attained, would result in the vesting of such options have not been finally determined, it is likely that such goals would entail cumulative three and five year performance periods which include the current year. In the event the amendment is approved by the stockholders and the incentive options described above are not granted or not earned, options in a corresponding amount would be available for grants under the Share Plan generally.

The following summary of the Share Plan, as amended, is qualified in its entirety by express reference to the actual text of the Share Plan document which is attached as Appendix B to this Proxy Statement.

General. The Share Plan is intended to provide incentives to attract, retain and motivate employees and other participants in order to achieve our long-term growth and profitability objectives. The Share Plan will provide for the grant of awards to employees and other individuals who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its subsidiaries or affiliates. The types of awards that may be granted are stock options, restricted shares, restricted share units, and other share-based awards (the "Awards"). An aggregate of 2,500,000 shares of Class A Common Stock have been reserved for issuance under the Share Plan. In addition, the maximum number of shares of Class A Common Stock with respect to which options may be granted to an eligible participant under the Share Plan during any calendar year will be 750,000 shares of Class A Common Stock, and the maximum number of shares of Class A Common Stock with respect to which Awards intended to qualify as qualified performance-based compensation (other than options) may be granted to an eligible participant during any calendar year will be the equivalent of 225,000 shares of Class A Common Stock. These share amounts are subject to antidilution adjustments in the event of certain changes in the capital structure of the Company, as described below. Shares issued pursuant to the Share Plan will be either authorized but unissued shares of Class A Common Stock or treasury shares of Class A Common Stock.

Administration. The Share Plan will be administered by the Compensation Committee or such other Board committee (or the entire Board of Directors) as may be designated by the Board of Directors (the "Committee"). Unless otherwise determined by the Board of Directors, the Committee will consist of two or more non-employee directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), each of whom is an outside director within the meaning of Section 162(m) of the Internal

Revenue Code of 1986, as amended (the "Code"). The Committee will determine the persons who will receive Awards, the types of Awards to be received and the terms and conditions thereof. The Committee will have authority to waive conditions relating to an Award or accelerate vesting of Awards. Approximately 1,045 employees are currently eligible to participate in the Share Plan.

Awards. Incentive stock options ("ISOs") intended to qualify for special tax treatment in accordance with the Code and nonqualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of Shares as the Committee determines. The Committee will be authorized to set the terms relating to an option, including exercise price and the time and method of exercise. However, the exercise price of options will not be less than the fair market value of the Class A Common Stock on the date of grant, and the term will not be longer than ten years from the date of grant of the options. The terms of ISOs will comply with the provisions of Section 422 of the Code. ISOs may only be granted to employees.

Awards of restricted shares will consist of Class A Common Stock and will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Such restrictions will lapse under such circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, eligible employees granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive dividends thereon, and unvested restricted shares will be forfeited upon termination of service during the applicable restriction period.

A restricted share unit will entitle the holder thereof to receive Class A Common Stock or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Such restrictions will lapse under circumstances as the Committee may determine, including upon the achievement of performance criteria referred to below. Except as otherwise determined by the Committee, restricted share units subject to deferral or restriction will be forfeited upon termination of service during any applicable deferral or restriction period.

The Committee is also authorized, subject to limitations under applicable law, to grant other Share-based awards that may be denominated in, valued in, or otherwise based on, the Class A Common Stock, as deemed by the Committee to be consistent with the purposes of the Share Plan.

If the Committee determines that an award of restricted shares or restricted share units or an other Share-based award to be granted under the Share Plan should qualify as "qualified performance-based compensation" for purposes of
Section 162(m) of the Code, the grant, vesting and/or settlement of such an Award shall be contingent upon achievement of preestablished performance objectives set forth below. The performance objectives may vary from individual to individual and will be based upon one or more of the following performance criteria as the Committee may deem appropriate: appreciation in value of the Class A Common Stock; total stockholder return; operating income or earnings and/or growth thereof; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings per share; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; net profit margin; or any of the above criteria as compared to the performance of a published or special index or benchmark deemed applicable by the Committee.

Change of Ownership. In the event of a change of ownership (as defined in the Share Plan), all Awards granted under the Share Plan then outstanding but not then exercisable (or subject to restrictions) shall become immediately exercisable, all restrictions shall lapse, and any performance criteria shall be deemed satisfied, unless otherwise provided in the applicable Award agreement.

Capital Structure Changes. If the Committee determines that any dividend, recapitalization, share split, reorganization, merger, consolidation, spin-off, repurchase, or other similar corporate transaction or event affects the Class A Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of eligible participants under the Share Plan, then the Committee is authorized to make such equitable changes or adjustments as it deems appropriate, including adjustments to (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award.

Amendment and Termination. The Share Plan may be amended, suspended or terminated by the Board of Directors at any time, in whole or in part. However, any such amendment, suspension or termination shall be subject to stockholder approval (i) if, and to the extent, required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (ii) as it applies to ISOs, to the extent required under Section 422 of the Code. In addition, no amendment, suspension, or termination of the Plan may materially and adversely affect the rights of a participant under any Award theretofore granted to him or her without such participant's consent. The Committee may waive any conditions or rights of, amend any terms of, or amend, suspend or terminate, any Award granted, provided that, without such participant's consent, such amendment, suspension or termination may not materially and adversely affect the rights of a participant under any Award previously granted to him or her.

Effective Date and Term. The Share Plan became effective as of April 1, 2003. Unless earlier terminated, the Share Plan will expire on April 1, 2013, and no further awards may be granted thereunder after such date.

Market Value. The per share closing price of the Class A Common Stock on March 22, 2004 was $41.41.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the federal income tax consequences of the Share Plan, based upon current provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, and does not address the consequences under any state, local or foreign tax laws.

Stock Options. In general, the grant of an option will not be a taxable event to the recipient and it will not result in a deduction to the Company. The tax consequences associated with the exercise of an option and the subsequent disposition of Shares acquired on the exercise of such option depend on whether the option is a nonqualified stock option or an ISO.

Upon the exercise of a nonqualified stock option, the participant will recognize ordinary taxable income equal to the excess of the fair market value of the Shares received upon exercise over the exercise price. The Company will generally be entitled to a deduction in an equivalent amount. Any gain or loss upon a subsequent sale or exchange of the Class A Common Stock received will be capital gain or loss, long-term or short-term, depending on the holding period for the Class A Common Stock.

Generally, a participant will not recognize ordinary taxable income at the time of exercise of an ISO and no deduction will be available to the Company, provided the option is exercised while the participant is an employee or within three months following termination of employment (longer, in the case of disability or death). If an ISO granted under the Share Plan is exercised after these periods, the exercise will be treated for federal income tax purposes as the exercise of a nonqualified stock option. Also, an ISO granted under the Share Plan will be treated as a nonqualified stock option to the extent it (together with other ISOs granted to the participant by the Company) first becomes exercisable in any calendar year for Class A Common Stock having a fair market value, determined as of the date of grant, in excess of $100,000.

If Class A Common Stock acquired upon exercise of an ISO are sold or exchanged more than one year after the date of exercise and more than two years after the date of grant of the option, any gain or loss will be long-term capital gain or loss. If Class A Common Stock acquired upon exercise of an ISO are disposed of prior to the expiration of these one-year or two-year holding periods (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition, and the Company will generally be entitled to a deduction in an amount equal to the excess of the fair market value of the Class A Common Stock at the date of exercise over the exercise price. Any additional gain will be treated as capital gain, long-term or short-term, depending on how long the Class A Common Stock has been held. Where Class A Common Stock is sold or exchanged in a Disqualifying Disposition (other than certain related party transactions) for an amount less than their fair market value at the date of exercise, any ordinary income recognized in connection with the Disqualifying Disposition will be limited to the amount of gain, if any, recognized in the sale or exchange, and any loss will be a long-term or short-term capital loss, depending on how long the Class A Common Stock has been held.

Although the exercise of an ISO as described above would not produce ordinary taxable income to the participant, it would result in an increase in the participant's alternative minimum taxable income and may result in an alternative minimum tax liability.

If an option is exercised through the use of Class A Common Stock previously owned by the participant, such exercise generally will not be considered a taxable disposition of the previously owned Class A Common Stock and, thus, no gain or loss will be recognized with respect to such previously owned Class A Common Stock upon such exercise. The amount of any built-in gain on the previously owned Class A Common Stock generally will not be recognized until the new Class A Common Stock acquired on the option exercise is disposed of in a sale or other taxable transaction.

Restricted Shares. A participant who receives restricted shares will generally recognize ordinary income at the time that they "vest"; i.e., when they are not subject to a substantial risk of forfeiture. The amount of ordinary income so recognized will be the fair market value of the Class A Common Stock at the time the income is recognized (determined without regard to forfeiture conditions), less the amount, if any, paid for the Class A Common Stock. This amount is generally deductible for federal income tax purposes by the Company. Dividends paid with respect to unvested Class A Common Stock will be ordinary compensation income to the participant (and generally deductible by the Company). Any gain or loss upon a subsequent sale or exchange of the Class A Common Stock, measured by the difference between the sale price and the fair market value on the date the Class A Common Stock vests, will be capital gain or loss, long-term or short-term, depending on the holding period for the Class A Common Stock. The holding period for this purpose will begin on the date following the date the Class A Common Stock vests.

In lieu of the treatment described above, a participant may elect immediate recognition of income under Section 83(b) of the Code. In such event, the participant will recognize as income the fair market value of the restricted stock at the time of grant (determined without regard to forfeiture conditions), and the Company will generally be entitled to a corresponding deduction. Dividends paid with respect to Class A Common Stock as to which a proper Section 83(b) election has been made will not be deductible to the Company. If a Section 83(b) election is made and the restricted stock is subsequently forfeited, the participant will not be entitled to any offsetting tax deduction.

Other Awards. With respect to restricted share units and other Share-based awards under the Share Plan not described above, generally, in the case of a payment to a participant with respect to any such Award granted under the Share Plan, the amount of cash and the fair market value of any other property received will be ordinary income to such participant and will be allowed as a deduction for federal income tax purposes to the Company.

Deductibility Limit on Compensation in Excess of $1 Million. Section 162(m) of the Code generally limits the deductible amount of annual compensation paid (including, unless an exception applies, compensation otherwise deductible in connection with Awards granted under the Share Plan) by a public company to a "covered employee" (i.e., the chief executive officer and the four other most highly compensated executive officers of the Company) to no more than $1 million each. It is presently anticipated that stock options granted and other Awards made under the Share Plan would be structured so that compensation arising out of such awards will be deductible under the Code.

NEW PLAN BENEFITS

As discussed in more detail above, it is likely that, subject to stockholder approval of the proposed amendment to the Share Plan, approximately 1.1 million performance-contingent incentive options will be granted in 2004 under the Share Plan to members of executive management of RSLIC. See "Amendment to Share Plan."

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of the amendment to the 2003 Employee Long-Term Incentive and Share Award Plan.

                              PROPOSAL TO ADOPT THE
                       ANNUAL INCENTIVE COMPENSATION PLAN

The Company's Board of Directors has adopted the annual incentive compensation plan (the "Incentive Compensation Plan") pursuant to which executive officers of the Company may be entitled to receive annual bonus compensation contingent upon the attainment of certain performance goals. The Company intends that compensation payable under the Incentive Compensation Plan will constitute "qualified performance-based compensation" under Section 162(m) of the Code.

In order to constitute "qualified performance-based compensation" under Section 162(m) of the Code, and thereby avoid potential non-deductibility of compensation paid to certain executive officers, the material terms of the Incentive Compensation Plan (including the class of eligible participants, the performance criteria contemplated by the plan and the maximum amount payable to any individual under the plan) must be approved by stockholders periodically. Accordingly, the Incentive Compensation Plan is being submitted for approval by stockholders.

The following summary of the Incentive Compensation Plan is qualified in its entirety by express reference to the actual text of the Incentive Compensation Plan document which is attached as Appendix C to this Proxy Statement.

Purpose. The purpose of the Incentive Compensation Plan is to attract and retain executive officers of the Company by providing them with an opportunity to earn annual incentive compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their contributions to the growth, profitability and success of the Company.

Administration. The Incentive Compensation Plan will be administered by the Compensation Committee, which shall be comprised solely of at least two persons who, to the extent required to satisfy the exception for "qualified performance-based compensation" under Section 162(m) of the Code, will be "outside directors" within the meaning of such section.

Subject to the express provisions of the Incentive Compensation Plan, the Compensation Committee has the authority to (i) establish performance goals for the granting of awards for each plan year, (ii) determine the executive officers who may potentially receive awards for each plan year, (iii) determine whether the performance goals for any plan year have been achieved, (iv) authorize payment of awards under the plan, (v) adopt, alter and repeal such administrative rules, guidelines and practices governing the plan as it deems advisable, and (vi) interpret the terms and provisions of the plan.

Determination of Awards. The amount of any award paid to a participant under the Incentive Compensation Plan for any plan year will be an amount not greater than $3 million, which amount will be determined based on the achievement of one or more performance goals established by the Compensation Committee with respect to such participant. Performance goals may vary from participant to participant and shall be based upon one or more of the following criteria, as the Compensation Committee may deem appropriate: appreciation in value of the Company's stock; total shareholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value created or economic profit; earnings per share and/or growth thereof; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; capital markets and/or acquisition transactions; investment programs initiated; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; and net profit margin. The performance goals may be expressed as absolute goals, goals compared to past performance, goals compared to the performance of an index or benchmark or otherwise as determined by the Compensation Committee, and they may be determined by reference to the performance of the Company, or of a subsidiary or affiliate, or of a division or unit of any of the foregoing. Not later than the day immediately preceding the first day of the plan year (or a later date as may be permitted pursuant to Section 162(m) of the Code), the Compensation Committee will establish (i) the executive officers who may potentially receive an award for such plan year, (ii) the performance goals for such plan year, and (iii) the corresponding annual incentive compensation amounts payable under the plan upon achievement of the performance goals and satisfaction of any other conditions specified by the Compensation Committee.

Payment of Award. Annual incentive compensation (if any) payable to any participant for a plan year will be paid after the end of the plan year, provided the Compensation Committee shall have first certified in writing (i) that the applicable performance goal or goals with respect to the participant for such plan year was satisfied and the level of attainment of the goal, and
(ii) the amount of each participant's award. The Compensation Committee, unless it determines otherwise, may exercise negative discretion to reduce the amount that would otherwise be payable under an award by reason of the applicable performance goals having been achieved. Payments under the plan will be in cash, except that, to the extent shares are available under a separate equity compensation plan of the Company and permitted to be granted in connection with an incentive award, the Compensation Committee may also provide that an award will be paid in whole or in part in shares of the Company's common stock or other Company common stock-based awards, in any case with a fair market value at the time of payment not greater than $3 million. If a participant dies after the end of a plan year but before receiving payment of any award, the amount will be paid to a designated beneficiary or, if no beneficiary has been designated, to the participant's estate. Notwithstanding the foregoing, the Compensation Committee may determine, by separate agreement with any participant or otherwise, that all or a portion of an award for a plan year will be payable to the participant upon his or her death, disability, or termination of employment, or upon a change of control of the Company.

Non-Transferability. No award or rights under the plan may be transferred or assigned other than by will or by the laws of descent and distribution.

Amendments and Termination. The entire board of directors may terminate the plan and may amend it from time to time, except that no termination or amendment of the plan will materially and adversely affect the rights of a participant or a beneficiary with respect to previously certified annual incentive compensation. Amendments to the plan may be made without stockholder approval except as required to satisfy Section 162(m) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain federal income tax aspects with respect to the Incentive Compensation Plan based upon the laws in effect on the date hereof.

Upon payment of annual incentive compensation to a participant for any plan year pursuant to the Incentive Compensation Plan, the participant will recognize ordinary income in the amount of such compensation on the date the compensation is paid.

The Company will generally be entitled to a deduction equal to the amount taxable as ordinary income to the participant, subject to the limitation imposed by Section 162(m) of the Code. The Company intends that compensation paid to participants pursuant to the plan will generally constitute "qualified performance-based compensation" under Section 162(m) of the Code and, consequently, should generally not be subject to the $1 million deduction limit thereunder.

The foregoing is based upon federal income tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal income tax aspects of the Incentive Compensation Plan. Also, the specific state and local tax consequences to a participant and the Company may vary, depending upon the laws of the various states and localities and the individual circumstances of the participant.

NEW PLAN BENEFITS

The amount of benefits payable in the future under the Incentive Compensation Plan is not currently determinable and, as of the date hereof, the Company has paid no compensation under the plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote FOR approval of the adoption of the Incentive Compensation Plan.

                              SHAREHOLDER PROPOSAL

The Company received the following resolution submitted by CHRISTUS Health and is including it in this proxy statement in accordance with SEC Rule 14a-8 of the Securities and Exchange Act of 1934. The Company will provide the addresses for the proponent as well as the number of common shares of the Company's stock that it holds promptly upon written or oral request addressed to the Company's Secretary, c/o Delphi Capital Management, Inc., 153 East 53rd Street, New York, New York 10022.

                   INSURANCE INVESTMENTS IN TOBACCO COMPANIES

WHEREAS - as shareholders, we are concerned about investing in the tobacco industry by any health care institution, especially when the negative health effects of tobacco use are so clearly understood by health care insurers and providers.

- A March 1998 analysis by the U.S. Treasury Department found the nation loses $80 billion a year on goods and services otherwise produced by Americans who die prematurely or retire early because of smoking-related ills.

- A Philip Morris-commissioned Arthur D. Little International Report in 2001 showed a cost-benefit analysis of smoking and social services in the Czech Republic. It noted savings of $24.2 million to $30.6 million from lower costs for health care and retirement benefits caused by a shortened life span of smokers who die early by tobacco use. If this Report is true it would indicate that, for purely financial reasons, such investments undermine the bottom-line of our industry, to say nothing of the ethical implications.

- While Steve Parrish, Senior Vice President of Corporate Affairs for PM, responded that for the company "to commission this study was not only a terrible mistake, it was wrong" (USA Today 07/30/01). This apology for the Report being commissioned failed to include an apology for the facts contained in the report.

- In 1996, the AMA called for mutual funds and health-conscious investors to divest from stocks and bonds in tobacco companies.

- We believe it is inconsistent for a health care company to invest in tobacco equities and yet proclaim concerns about quality healthcare. Whether or not the facts in studies such as that commissioned by

     Philip Morris are true or not is not the issue. The fact is that our company is invested in an industry that has a cavalier attitude toward life itself.

RESOLVED: that shareholders request the Board to initiate a policy mandating no further purchases of tobacco equities in any of the portfolios under our direct control unless it can be proven that tobacco use does not cause the illnesses and deaths that have been attributed to it. If the company cannot produce such proof, it shall divest itself of all tobacco stocks by January 1, 2005.

                              SUPPORTING STATEMENT

In commenting on the huge tobacco equities of health insurers and health providers, a July 7-9, 1995 editorial in USA Today declared:

     major U.S. health insurers are large investors in major U.S. tobacco companies. In other words, the nation's merchants of care are partners with the nation's merchants of death.... These investments grate and gall. Every year, tobacco use is fatal for thousands of Americans. For insurers to provide health care for those suffering smokers on the one hand while investing in the source of their misery on the other is unconscionable....
     And hypocritical.

     Harvard, Johns Hopkins and the Maryland Retirement and Pension Systems have divested from tobacco stocks. If you think our Company should not profit from peoples' illness and death by investing in tobacco, vote YES for this resolution.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote AGAINST the proposal.

                             EXECUTIVE COMPENSATION

The following table sets forth aggregate compensation paid by the Company and its subsidiaries for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 2003, 2002 and 2001 to or for the benefit of each of the five most highly compensated executive officers of the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                         Long-Term
                                              Annual Compensation                       Compensation
                                 --------------------------------------------  -----------------------------
                                                                                                  Securities     All Other
                                                                 Other Annual   Restricted        Underlying      Compen-
    Name and Principal                                           Compensation     Stock            Options         sation
          Position               Year   Salary ($)   Bonus ($)    ($)(1)         Award ($)         (#)(2)         ($)(3)
          --------               ----   ----------   ----------  ------------  -------------      ----------   -------------
Robert Rosenkranz,               2003   $  674,608   $1,000,000   $        -   $   2,599,588(4)            -   $           -
President & Chief Executive      2002      599,976      900,000            -               -               -               -
Officer of the Company           2001      599,976      300,000            -               -               -               -

Chad W. Coulter                  2003      285,308      150,000            -         200,014(5)            -           6,000(7)
Vice President, Secretary        2002      240,000      125,000            -               -               -           5,500(7)
and General Counsel of           2001      240,000       80,000            -               -               -           4,320(7)
the Company

Lawrence E. Daurelle,            2003      269,757      220,801            -               -               -           6,000(7)
President & Chief                2002      246,043      202,145            -               -               -           5,500(7)
Executive Officer of RSLIC       2001      218,530      131,118            -               -               -           3,934(7)

Harold F. Ilg,                   2003      441,242      459,375            -               -         225,000          11,000(7)
Chairman of the Board of         2002      435,692      437,500            -               -               -          11,000(7)
SNCC                             2001      398,442       16,667            -               -               -           9,350(7)

Robert M. Smith, Jr.,            2003      378,847      400,000            -         300,002(6)            -           4,000(7)
Executive Vice President         2002      340,002      340,000            -               -               -           4,000(7)
of the Company                   2001      340,002      255,000            -               -               -           3,400(7)

(1) Personal benefits, which are non-cash compensation, were not disclosed in the "Other Annual Compensation" column since they did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any named executive officer.

(2) Other than granting of stock options listed above, no other long-term compensation was provided to the named executive officers.

(3) The Company and its subsidiaries paid certain amounts in 2003, 2002 and 2001 to a wholly-owned subsidiary of Rosenkranz & Company pursuant to two investment consulting agreements. Portions of these amounts were in turn earned by Mr. Rosenkranz in addition to the amounts set forth above. See "Certain Relationships and Related Transactions."

(4) Under the Amended and Restated Long-Term Performance-Based Incentive Plan, Mr. Rosenkranz was awarded 67,010 deferred shares of Class B Common Stock.

(5) Under the 2003 Employee Long-Term Incentive and Share Award Plan, Mr. Coulter was awarded 5,155 Class A Common Stock restricted share units.

(6) Under the 2003 Employee Long-Term Incentive and Share Award Plan, Mr. Smith was awarded 7,732 Class A Common Stock restricted share units.

(7) These amounts represent the Company's annual contribution on behalf of the employee to Company-sponsored defined contribution benefit plans.

INCENTIVE PLAN

At the 2003 Annual Meeting, the Company's stockholders approved the Amended and Restated Long-Term Performance-Based Incentive Plan (the "Incentive Plan") for Robert Rosenkranz, the Chairman, President and Chief Executive Officer of the Company. The Incentive Plan replaced the Long-Term Performance-Based Incentive Plan approved by the Company's stockholders at the 1997 Annual Meeting. The purpose of the Incentive Plan is to provide Mr. Rosenkranz with a compensation arrangement that rewards him for his contributions to the performance of the Company and enhancement of the interests of the Company's stockholders. The Compensation Committee administers the Incentive Plan and has the authority to determine the number of shares subject to any award, to grant awards annually as deemed appropriate in accordance with the plan and to interpret the plan. Mr. Rosenkranz received 67,010 deferred shares of Class B Common Stock under the Incentive Plan for 2003.

Within the ninety day period following the end of each fiscal year of the Company (each, a "Fiscal Year") for which the Incentive Plan is in effect, the Compensation Committee shall determine whether and to what extent to grant an Award for such year (including the number of shares subject to any Award it determines to grant), and the composition of such Award as between restricted or deferred shares of Class B Common Stock and options to purchase Class B Common Stock, based on such criteria relating to Mr. Rosenkranz's performance, the Company's performance, the Company's stock performance and such other factors for or relating to such year as it, in its sole discretion, deems relevant or, if applicable, the extent to which Mr. Rosenkranz is entitled to an Award for such Fiscal Year based on the satisfaction of the performance criteria previously established by the Compensation Committee in its sole discretion for such year. If Mr. Rosenkranz's employment terminates during any Fiscal Year for which the Incentive Plan is in effect, he will be eligible to receive an award under the Incentive Plan based on the discretion of the Compensation Committee through such date, unless his employment was terminated by the Company for "Cause" or by Mr. Rosenkranz without "Good Reason," as such terms are defined in the Incentive Plan.

The Incentive Plan provides, as to each calendar year of such plan, for a maximum award of an aggregate amount of shares and options collectively representing 238,482 "Stock Units," plus the "Carryover Award Amount." For this purpose, "Stock Units" consist of restricted or deferred shares of Class B Common Stock, each of which individual shares represent one Stock Unit, and options to purchase shares of Class B Common Stock, each of which individual options represent one-third of one Stock Unit. The "Carryover Award Amount" consists of 476,964 restricted or deferred shares of Class B Common Stock and options to purchase 1,430,886 shares of Class B Common Stock, representing the number of shares as to which Awards were available but not granted under the predecessor to the Incentive Plan, and all or a portion of such Carryover Award Amount may be applied to increase the amount of the Award for any calendar year of the Incentive Plan, with the Carryover Award Amount to be decreased by any portions thereof so applied for purposes of future calendar years of the Incentive Plan. The exercise price of options granted under the Incentive Plan will be equal to the fair market value per share of the Company's Class A Common Stock on the date of grant, and the term of the options will be ten years from the date of grant. Options will become exercisable thirty days after the date of grant. Restricted or deferred shares of Class B Common Stock awarded under the Incentive Plan vest upon the termination of Mr. Rosenkranz's employment: (1) due to death, disability or normal retirement, (2) by the Company other than for Cause, (3) by Mr. Rosenkranz for Good Reason, or (4) upon a "Change of Ownership," as such term is defined in the Incentive Plan. If Mr. Rosenkranz's employment is terminated by himself for other than normal retirement or Good Reason or by the Company for Cause, such restricted or deferred shares are forfeited to the Company.

Because the Incentive Plan provides for accelerated vesting of restricted or deferred shares of Class B Common Stock awarded under the Plan upon a Change of Ownership, it is possible that a twenty percent "golden parachute" excise tax could be imposed upon Mr. Rosenkranz under the Code if such vesting were to occur in such an event. In order to preserve the benefits intended to be provided under the Incentive Plan, the plan contains a provision under which payments would be made by the Company to Mr. Rosenkranz in order to adjust, on an after-tax basis, for the amount of any such tax.

The Incentive Plan and awards of restricted or deferred shares and options thereunder may be amended by the Compensation Committee at any time, subject to Mr. Rosenkranz's consent if such amendment would adversely affect his rights under the Incentive Plan or any such award. The Incentive Plan will terminate on December 31, 2013.

EMPLOYEE STOCK OPTION PLAN

The Employee Stock Option Plan (the "Employee Option Plan") provides for a total of 5,100,000 shares of Class A Common Stock which may be issued upon exercise of options granted thereunder. Through March 22, 2004, options for 4,618,869 shares of Class A Common Stock have been granted, net of option forfeitures and expirations. As of March 22, 2004, options covering 2,491,894 shares of Class A Common Stock have been exercised. These exercises reduced the total number of outstanding options exercisable for Class A Common Stock to 2,126,975 shares, of which options for 1,769,171 shares of Class A Common Stock were vested as of March 22, 2004. Options currently outstanding under the Employee Option Plan expire between 2004 and 2014. Options granted under the Employee Option Plan have a maximum term of ten years and become exercisable at such times and in such amounts as are determined by the Compensation Committee at the time of grant. The price per share upon the exercise of an option is 100% of the fair market value of the Class A Common Stock on the date of the grant, which, under the plan, is equal to the closing price per share of the Class A Common Stock, as reported on the New York Stock Exchange for such date.

2003 EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

Under the Share Plan, a total of 1,500,000 shares of Class A Common Stock are reserved for issuance upon the exercise of options, restricted shares, restricted share units (representing the right to receive shares of Class A Common Stock or cash at the end of the specified deferral period), and other share-based awards granted thereunder. For a description of the Share Plan, see "Proposal to Increase Shares Available Under the 2003 Employee Long-Term Incentive and Share Award Plan."

Through March 22, 2004, performance-contingent incentive options for 1,125,000 shares of Class A Common Stock and 12,887 Class A Common Stock restricted share units have been granted under the Share Plan. None of the options are vested as of March 22, 2004. Options currently outstanding under the Share Plan expire in 2013. The restricted share units that have been granted to date under the Share Plan are subject to the vesting provisions similar to those applicable to the deferred or restricted shares that may be granted under the Incentive Plan.

At the 2003 Annual Meeting, stockholders will consider and vote on proposed amendments to the Share Plan to increase the number of shares of Class A Common Stock available for grants of options, restricted shares, restricted share units and other share-based awards thereunder. See "Proposal to Increase Shares Available Under the 2003 Employee Long-Term Incentive and Share Award Plan."

                        OPTION GRANTS IN LAST FISCAL YEAR

Summarized below in tabular format are options granted to the named executive officers under the Share Plan in 2003. No options were granted to the named executive officers under the Employee Option Plan in 2003.

                                       % of  Total                               Potential Realizable Value
                          Number of     Options                                 at Assumed Annual Rates of
                         Securities    Granted to                               Stock Price Appreciation for
                         Underlying    Employees     Exercise                            Option Term
                           Options      in Last        Price      Expiration    ----------------------------
       Name                Granted     Fiscal Year    ($/Sh)         Date           5%              10%
--------------------     -----------   -----------   ---------    ----------    -----------     ------------
Robert Rosenkranz               -           -                -             -    $         -     $          -

Chad W. Coulter                 -           -                -             -              -                -

Lawrence E. Daurelle            -           -                -             -              -                -

Harold F. Ilg             225,000(1)       19%       $ 28,9667      05/28/13      4,098,825       10,387,228

Robert M. Smith, Jr.            -           -                -             -              -                -

(1) The options indicated are performance - contingent incentive options which will become exercisable only to the extent that SIG Holdings, Inc. ("SIG"), SNCC's parent company, meets specified cumulative financial performance targets for the three or five fiscal year periods beginning with 2003; otherwise, such options will be forfeited. 112,500 of the options will become exercisable if SIG's aggregate consolidated Pre-Tax Operating Income, as defined and computed under the related option agreement ("PTOI"), for the three year performance period is at least $216.7 million; otherwise, a reduced number of such options will become exercisable to the extent that PTOI for such period exceeds $196.1 million, determined by interpolating between zero and 112,500 according to where the PTOI amount falls in the range between $196.1 million and $216.7 million. 225,000 of the options (minus the number of any options that become exercisable for the three year performance period) will become exercisable if SIG's aggregate PTOI for the five year performance period is at least $429.1 million; otherwise, a reduced number of such options will become exercisable to the extent that PTOI for such period exceeds $380.1 million, determined by interpolating between zero and 225,000 according to where the PTOI amount falls in the range between $380.1 million and $429.1 million. All of the options become exercisable for Class A Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

Summarized below in tabular format are options exercised by the named executive officers during the fiscal year ended December 31, 2003 and options outstanding under the Employee Option Plan, the Share Plan or Incentive Plan, as applicable, at December 31, 2003.

                                                           Number of Securities          Value of Unexercised
                                                          Underlying Unexercised        In-the-Money Options at
                              Shares                    Options at Fiscal Year-End        Fiscal Year-End (1)
                             Acquired        Value      ---------------------------   ---------------------------
        Name                On Exercise    Realized     Exercisable   Unexercisable   Exercisable   Unexercisable
-------------------------   -----------   -----------   -----------   -------------   -----------   -------------
Robert Rosenkranz                     -   $         -     1,029,372          15,000   $10,271,837   $     245,000
Chad W. Coulter                  18,000       243,072       100,059           3,060     1,421,156          46,410
Lawrence E. Daurelle             39,795       398,343        97,209               -     1,922,784               -
Harold F. Ilg                         -             -       467,663         240,000     6,922,278       1,827,492
Robert M. Smith, Jr              58,500     1,507,834       272,377           9,272     5,008,927          86,661

(1) Based on a closing price of $36.00 for the Company's Class A Common Stock on December 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the number of shares of Class A Common Stock and Class B Common Stock issuable under the Company's equity compensation plans as of December 31, 2003. It does not include any additional shares of Class A Common Stock that may be granted under the Amended Share Plan, which is subject to stockholder approval at the 2004 Annual Meeting.

                                                                                                              (c)
                                                                                                            Number of
                                                                                                       Securities Remaining
                                                                                                           Available for
                                              (a)                              (b)                     Future Issuance Under
                                      Number of Securities             Weighted-average                 Equity Compensation
                                       To be Issued Upon                   Exercise                      Plans (Excluding
                                    Exercise of Outstanding          Price of Outstanding              Securities Reflected
                                          Options                          Options                        in Column (a))
                                    -----------------------          --------------------              ---------------------
Equity compensation plans
  approved by stockholders:

Class A Common Stock ...........            3,967,624 (1)                  $ 22.75                       1,811,461 (2) (3)
Class B Common Stock ...........              715,443                        28.96                       4,531,152 (4)
                                            ---------                                                    ---------
      Total ....................            4,683,067                        23.70                       6,342,613
                                            =========                                                    =========

Equity compensation plans
  not approved by
  stockholders .................              None                               -                          None

(1) Excludes 107,045 of the equivalent shares of Class A Common Stock issuable upon the exercise of outstanding stock options under the SIG option plan assumed by the Company as part of its merger with SIG in 1996. Under SIG's option plan, 357,179

     SIG options are outstanding. Upon exercise, the holder of a SIG option is entitled to receive (i) .2099 of a share of Class A Common Stock for each option; plus (ii) an additional number of shares of Class A Common Stock equal to the quotient of (a) $1.90 multiplied by the number of options being exercised increased by an interest component from the time of the merger to the exercise date, divided by (b) the average closing share price for the Company's Class A Common Stock for the ten days prior to the exercise date. These options have an exercise price of $0.02. The Company has not made, and will not make, any other grants or awards of equity securities under the SIG option plan.

(2) Of these shares, 468,526 shares of Class A Common Stock were available for purchases pursuant to the Company's Employee Stock Purchase Plan. These shares may be purchased by the employee at 85% of the market value under the terms and conditions set forth in the plan.

(3) The number of securities remaining available for future issuance include the restricted share units of Class A Common Stock awarded under the Share Plan to Messrs. Coulter and Smith related to their performance during 2003, since these share units were granted in 2004.

(4) Under the Incentive Plan approved at the 2003 Annual Meeting, a maximum award of up to 238,482 shares measured by reference to Stock Units, plus the Carryover Award Amount, as then effect, per year over a ten-year term may be granted. A Stock Unit consists of restricted or deferred shares of the Company's Class B Common Stock, each of which individual shares represent one Stock Unit, and options to purchase shares of Class B Common Stock, each of which individual options represents one-third of one Stock Unit. The Carryover Award Amount consists of 476,964 restricted or deferred shares and options to purchase 1,430,886 shares of Class B Common Stock. The number of securities remaining available for future issuance include the 67,010 deferred shares of Class B Common Stock awarded to Mr. Rosenkranz related to his performance during 2003, since these deferred shares were granted in 2004.

PENSION PLANS

The Reliance Standard Life Insurance Company Pension Plan (the "Pension Plan") is a noncontributory, qualified defined benefit pension plan that provides retirement and, in certain instances, death benefits to employees of RSLIC, FRSLIC, DCM and other subsidiaries of the Company. Benefits under the Pension Plan at the employee's normal retirement age, which for this purpose is 65, are calculated as the employee's years of service up to 35 years multiplied by the sum of (i) 0.85% of the employee's average compensation for the five consecutive calendar years in the last ten years of participation prior to retirement during which the employee was most highly paid ("Average Compensation") up to and including the employee's Social Security covered compensation level plus (ii) 1.5% of the employee's Average Compensation in excess of their Social Security covered compensation level. The benefits under the Pension Plan are increased by 1% of the employee's Average Compensation multiplied by the employee's years of service in excess of 35. Average Compensation is subject to the statutory limitation pursuant to the Code of $205,000 for 2004 (or any limits as required by the Code in the future). Employees are eligible to participate in the Pension Plan following the completion of one year of service and the attainment of age 21 and continue to accrue benefits generally until termination of employment, death or retirement. Benefits vest after five years of service with RSLIC, FRSLIC and/or DCM.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Reliance Standard Life Insurance Company Supplemental Executive Retirement Plan (the "RSL SERP") provides certain key employees of RSLIC, FRSLIC, DCM and other subsidiaries of the Company with the opportunity for additional postemployment income, which would otherwise have been limited under the Pension Plan due to the statutory limit on employee's compensation as calculated under the Pension Plan pursuant to the Code. The RSL SERP is a nonqualified deferred retirement plan and is unfunded. Retirement benefits under the RSL SERP are calculated in a similar manner as those under the Pension Plan, except that Average Compensation is limited under the plan to $306,820 for 2004 (adjusted annually by the

Social Security Cost of Living Adjustment). Any benefits payable under the Pension Plan are deducted from the benefit calculated under the RSL SERP. All other terms and conditions of the RSL SERP are substantially identical to those contained in the Pension Plan.

The estimated annual benefits payable under the Pension Plan and the RSL SERP at the normal retirement age of 65 are set forth in the table below for the indicated compensation and years of service classifications in the form of a straight life annuity. The benefits calculations are based upon the Social Security Act in effect for an employee retiring in 2003.

                                               Years of Service as
                          Retirement Plan Participant and Estimated Amount of Benefits
   Average         ---------------------------------------------------------------------------
Compensation           10           15           20           25            30           35
------------       ---------     --------     ---------    ---------    ---------    ---------
  $175,000......   $  23,242     $ 34,862     $  46,483    $  58,104    $  69,725    $  81,345
   200,000......      26,992       40,487        53,983       67,479       80,975       94,470
   225,000......      30,742       46,112        61,483       76,854       92,225      107,595
   250,000......      34,492       51,737        68,983       86,229      103,475      120,720
   300,000......      41,992       62,987        83,983      104,979      125,975      146,970
   350,000......      49,492       74,237        98,983      123,729      148,475      173,220
   400,000......      56,992       85,487       113,983      142,479      170,975      199,470

The following executives named in the Summary Compensation Table shown under "Executive Compensation" are covered by the Pension Plan and/or the RSL SERP:

                                                             Years of Credited Service
       Name                                                   As of December 31, 2003
-----------------                                            -------------------------
Chad W. Coulter.........................................              13
Lawrence E. Daurelle....................................               9
Robert M. Smith, Jr.....................................              10

DCM PENSION PLAN

The Delphi Capital Management, Inc. Pension Plan for Robert Rosenkranz (the "DCM Pension Plan") is a nonqualified, noncontributory defined benefit pension plan that provides retirement benefits to Robert Rosenkranz and, in certain instances, death benefits to his beneficiary. Benefits under the DCM Pension Plan at Mr. Rosenkranz's normal retirement age, which for this purpose is 65, are calculated as Mr. Rosenkranz's years of service up to 35 years multiplied by the sum of (i) 0.85% of Mr. Rosenkranz's Average Compensation which is not in excess of the Social Security covered compensation level plus (ii) 2.0% of Mr. Rosenkranz's Average Compensation in excess of the Social Security covered compensation level. The benefits under the DCM Pension Plan are increased by 1% of Mr. Rosenkranz's Average Compensation multiplied by the years of service in excess of 35. Benefits are reduced if Mr. Rosenkranz elects an earlier retirement date. The DCM Pension Plan is unfunded; however, plan payments are unconditionally guaranteed by the Company under a guarantee agreement between the Company and Robert Rosenkranz. Mr. Rosenkranz does not participate in either the Pension Plan or the RSL SERP. At December 31, 2003, Mr. Rosenkanz had 26 years of credited service covered by the DCM Pension Plan.

The estimated annual benefits payable under the DCM Pension Plan at the normal retirement age of 65 are set forth in the table below for the indicated compensation and years of service classifications in the form of a straight life annuity. The benefits calculations are based upon the Social Security Act in effect for an employee retiring in 2004.

                                               Years of Service as
                          Retirement Plan Participant and Estimated Amount of Benefits
   Average         ---------------------------------------------------------------------------
Compensation           10           15           20          25            30           35
------------       ---------     --------     --------    ----------   ----------   ----------
$1,300,000......   $ 254,677     $382,016     $509,355    $  636,693   $  764,032   $  891,371
 1,400,000......     274,677      412,016      549,355       686,693      824,032      961,371
 1,500,000......     294,677      442,016      589,355       736,693      884,032    1,031,371
 1,600,000......     314,677      472,016      629,355       786,693      944,032    1,101,371
 1,700,000......     334,677      502,016      669,355       836,693    1,004,032    1,171,371
 1,800,000......     354,677      532,016      709,355       886,693    1,064,032    1,241,371
 1,900,000......     374,677      562,016      749,355       936,693    1,124,032    1,311,371
 2,000,000......     394,677      592,016      789,355       986,693    1,184,032    1,381,371
 2,100,000......     414,677      622,016      829,355     1,036,693    1,244,032    1,451,371

EMPLOYMENT CONTRACTS

The Company has entered into an agreement with Mr. Smith which provides that if he is terminated without good and reasonable cause he will be entitled to a severance payment up to a maximum of twelve months of base salary, plus health benefits.

The Company entered into an Employment Agreement with Mr. Ilg, in July 2003, pursuant to which Mr. Ilg serves as the Chairman of SNCC. The agreement entitles Mr. Ilg to participate in the benefit plans of SNCC and other perquisites maintained for SNCC's senior executives, established his minimum base salary at $441,000, and provides for an annual performance bonus, at the discretion of the SNCC board of directors and subject to the review of the Compensation Committee.

If Mr. Ilg's employment is terminated by SNCC without cause (as defined in the agreement) or if he terminates his employment for good reason (as defined in the agreement), he will be entitled to a lump-sum severance payment equal to his annual base salary for the longer of the then-remaining term of the employment period under the agreement (which ends on December 31, 2007) or eighteen months, and to the continuation of benefits for the longer of such periods. In addition, if such termination of Mr. Ilg's employment occurs subsequent to a change of ownership of the Company, as defined in the Share Plan, and so long as certain performance conditions specified in the employment agreement have been met, Mr. Ilg will, unless the vesting of certain options granted to him in 2003 (see "Option Grants in Last Fiscal Year") is fully accelerated, be entitled to receive the fair value of such options pursuant to the Black-Scholes option pricing model.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Meehan, O'Connor and Sherman, the members of the Compensation Committee during 2003, are not "insiders" within the meaning of the Securities Act and there were no "interlocks" within the meaning of the Securities Act.

                                PERFORMANCE GRAPH

In order to further assist stockholders in analyzing disclosure on compensation, a graph comparing the total return on the Company's Class A Common Stock to the total return on the common stock of the companies included in the Standard & Poor's 500 Index ("S&P 500 Index") and the Standard & Poor's Insurance Index ("S&P Insurance Index") has been provided. The S&P Insurance Index is based on the Standard & Poor's ("S&P") Insurance Composite Index for the years from 1993 through 2001, which index was discontinued by S&P at the end of 2001. In 2002, S&P introduced the S&P 500 Insurance Index which includes companies in the life/health, multi-line and property-casualty insurance businesses, similar to those included in the former S&P Insurance Composite Index, and also includes insurance brokers. The performance graph should be analyzed in connection with the tables on the preceding pages detailing the payment of compensation and the granting of employee stock options. The graph reflects a $100 investment in the Company's Class A Common Stock and the indices reflected therein as of December 31, 1998, and reflects the value of that investment on various dates from December 31, 1993 through December 31, 2003.

   As of
December 31:        1993    1994    1995    1996    1997    1998     1999    2000     2001    2002     2003
------------        ----    ----    ----    ----    ----    ----     ----    ----     ----    ----     ----
Delphi               37      28      32      53      82      100       60      76       67     76       110

S&P 500
Index                34      34      47      58      78      100      121     110       97     76        97

S&P Insurance
Index                37      38      53      66      97      100      104     144      125     99       120

The following table presents the average annual total returns on the Company's Class A Common Stock, the S&P 500 Index and the S&P Insurance Index for the periods presented. The average annual total returns are based on the growth or decline in the value of a $100 investment in the Company's Class A Common Stock and the indices depicted in the performance graph, respectively, for the periods indicated in the table. The average annual total return is the percentage rate that would have produced the same result, on a compounded basis, if the rate of growth or decline in the value of the Company's Class A Common Stock and the indices had been constant throughout the period. To illustrate, a hypothetical cumulative total return of 100% over 10 years would result in an average annual total return of 7.18%, which is the constant annual rate that would equal 100% growth on a compounded basis in 10 years. Such calculation does not take into account any brokerage commissions or taxes payable by a holder of the Company's Class A Common Stock that would have reduced returns.

The following table does not reflect the average annual total returns of the Company's Class A Common Stock or the indices for all periods reflected in the above performance graph, and is not intended as a substitute for, or to be given greater weight than, the information contained in such graph. An investment cannot be directly made in the indicated indices. While average annual total returns represent one means of comparing the performance of an investment in the Company's Class A Common Stock to that of such indices for the indicated periods, it should be emphasized that the performance of the Company's Class A Common Stock has not been and will not be constant over time, but varies from year to year, and that average annual total returns represent averaged figures as opposed to actual year-to-year performance. Past performance is not a guarantee of future results.

Average Annual Total Returns for
the period ended December 31, 2003:               1 Year         3 Years         5 Years       10 Years
                                                  -------        -------         -------       ---------
Delphi                                             43.36%          12.80%          1.86%         11.45%
S&P 500 Index                                      28.68%          -4.05%         -0.57%         11.07%
S&P Insurance Index                                21.02%          -5.90%          3.67%         12.31%

                        REPORT ON EXECUTIVE COMPENSATION

Compensation of the Company's executive officers (including the named executive officers) is supervised by the Stock Option and Compensation Committee of the Board of Directors (the "Compensation Committee"). The objective of the Company's compensation program is to provide a total compensation package that will enable the Company to attract, motivate and retain outstanding individuals and to reward such individuals for enhancing the Company's performance and stockholder value.

To implement this objective, the total annual compensation for executive officers of the Company and its subsidiaries is determined by one base element, salary, and two incentive elements, annual bonus and grants of share-based awards under the Employee Option Plan and the Share Plan or, in the case of Mr. Rosenkranz, the Incentive Plan.

Base salaries for executive officers of the Company and its subsidiaries are determined by taking into account salary levels for executive officers at other companies with comparable responsibilities, as well as an evaluation of the individual executive officer's overall performance and compensation level at the Company during the prior year and such other factors as may be deemed relevant by the Compensation Committee and by management in making its proposals to the committee.

The level of the annual bonuses for the executive officers of the Company are established by the Compensation Committee according to the performance of the Company and the individual performance of the executive officer during the year, and such other factors as are deemed relevant by the committee and by management in making its proposals to the committee. For Mr. Rosenkranz, formal bonus criteria were in effect for 2003 which provided him with opportunity to earn a partial annual bonus of up to 60% of base salary based on the operating return on equity percentage achieved by the Company for 2003, and such partial bonus was fully earned. The remaining portion of the bonus ($595,235) was determined in the discretion of the Compensation Committee based on its performance evaluation with respect to various specified factors, including elements of the Company's financial performance other than that captured in the operating return on equity percentage and improvement in the valuation of the Company's stock relative to industry peers.

For executive officers employed in RSLIC's insurance operations, the level of cash bonus paid is determined under the Senior Management Incentive Plan administered by the Compensation Committee of RSLIC's Board of Directors. The criterion determining the maximum level of bonus attainable under this plan consists of RSLIC's operating performance for the year relative to the pre-determined target, and such bonus further depends on an assessment of the particular individual's performance. The level of the annual bonus for the executive officers employed in SNCC's insurance operations is established based on the operating performance of SNCC for the year and the individual performance of such executive officer for the year. In the cases of both RSL and SNCC employees, attainable bonus as a percentage of base salary generally increases with the level of responsibility of the executive officer.

The principal method for Mr. Rosenkranz's long-term incentive compensation is the Incentive Plan, which is described above under "Executive Compensation - Incentive Plan." Under this plan, he is eligible to receive annual awards in the discretion of the Compensation Committee based on such performance-related and other factors for the applicable year as the committee deems relevant, or based on the achievement of such objective performance goals as were specified by the committee in advance for such year. The ultimate value to Mr. Rosenkranz of awards under the Incentive Plan will depend on the Company's stockholder returns, since the value of any restricted or deferred shares awarded will fluctuate with such returns, and options awarded will have value only to the extent of subsequent Company stock price appreciation. Mr. Rosenkranz received a discretionary award of 67,010 deferred shares of Class B Common Stock under the Incentive Plan for 2003.

For executive officers other than Mr. Rosenkranz, the principal method for long-term incentive compensation is the Employee Option Plan and the Share Plan described above under "Executive Compensation - Employee Stock Option Plan" and "Executive Compensation - 2003 Employee Long-Term Incentive and Share Award Plan." The compensation under the Employee Option Plan consists of stock option grants and the compensation under the Share Plan consists of grants of stock options, restricted shares, restricted share units, and other share-based awards. Those grants are designed to promote the identity of long-term interests between key employees of the Company and its subsidiaries and the Company's stockholders, since their value to the employee will increase or decrease with the value of the Company's common stock. Accordingly, key individuals are rewarded in a manner that is commensurate with increases in stockholder value. The sizes of individual option grants are determined based on the individual's position with and contributions to the Company (or, in the case of new hires, the individual's anticipated contributions). These grants typically include five year vesting periods to encourage continued employment, but in certain cases may vest over a shorter period or immediately.

Section 162(m) of the Code limits deductibility of certain compensation for the Chief Executive Officer and the additional four highest paid executive officers in excess of $1 million per year. The Compensation Committee intends to establish and maintain executive compensation levels and programs that will be competitive within the industry and will attract and retain highly talented individuals. Executive compensation will be structured to avoid limitations on deductibility where this result can be achieved consistent with the Company's compensation goals. To this end, an Annual Incentive Compensation Plan is being submitted for stockholder approval at the 2004 Annual Meeting. See "Proposal to Adopt the Annual Incentive Compensation Plan."

Donald A. Sherman, Stock Option and Compensation Committee Chairman James N. Meehan
Philip R. O'Connor

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to two consulting agreements, RSLIC and the Company pay to a wholly owned subsidiary of Rosenkranz & Company certain fees associated with the formulation of the business and investment strategies of the Company and its subsidiaries. These fees amounted to $4.5 million for the year ended December 31, 2003. These fees generally increase at an annual rate of 10.0% and are expected to be $4.9 million for calendar year 2004. Pursuant to a cost-sharing arrangement, a subsidiary of the Company received payments from a wholly-owned subsidiary of Rosenkranz & Company, Acorn Partners, and various other entities in which Mr. Rosenkranz has direct and indirect beneficial interests, in respect of expenses associated with the sharing of office space and office personnel. The total amount of these payments for 2003 was $3.6 million. Of the aggregate amounts paid for services rendered during the year ended December 31, 2003 pursuant to the consulting agreements, $2.6 million was earned by Mr. Rosenkranz due to his indirect and direct financial interests in Rosenkranz & Company. Management believes that the fees charged under these agreements are comparable to fees charged by unaffiliated third parties for consulting services of considerably narrower scope than the services provided thereunder. During 2003, subsidiaries of the Company and other companies in which the Company had a financial interest maintained arrangements with entities in which Mr. Rosenkranz has a financial interest, under which $21.4 million in assets are presently managed pursuant to a discrete investment program. Under such arrangement, asset-based and performance-based fees are paid to such entities, which also provide similar services to unaffiliated third parties on comparable terms. Management believes that such fees, which totaled $0.8 million in 2003, are comparable to fees charged by unaffiliated third parties in connection with similar investment programs. Also in 2003, subsidiaries of the Company transferred various investments having an aggregate market value of $24.3 million to a newly-formed investment partnership whose general partners are controlled by Mr. Rosenkranz and in which Mr. Rosenkranz has a financial interest in exchange for limited partner interests in such partnership in an amount of $18.0 million and $6.3 million in cash. The partnership has waived, as to the Company's subsidiaries, the imposition of the management and incentive fees that otherwise apply to investments by its limited partners.

Pursuant to various investment management agreements, subsidiaries of the Company paid a total of $332,097 in fees during 2003 to an investment advisor, Hyperion Capital Management, Inc. ("Hyperion"), of which Mr. Ranieri, who retired from the Company's Board of Directors in November 2003, is the Chairman. Management believes that the fees charged by Hyperion under the investment management agreements are comparable to the fees charged by other unaffiliated investment advisors for these types of services. In addition, in 2003, a subsidiary of the Company had an equity investment of $1.0 million in a limited partnership in which Mr. Ranieri held a substantial equity interest. The general partner of such partnership, which was formed in connection with the acquisition of a banking institution, was controlled by Mr. Ranieri. The terms of the Company's investment were the same as those of Mr. Ranieri's and the third party investors' in the partnership, and Mr. Ranieri did not receive any management fees or other compensation in respect of such investment.

                               INDEPENDENT AUDITOR

The Audit Committee engaged the firm of Ernst & Young LLP to serve as the Company's independent auditor for 2003 and 2004. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if such representative desires.

For 2003 and 2002, Ernst & Young LLP billed the Company for the following professional services:

Audit Fees. Fees for audit services were $834,000 in 2003 and $621,000 in 2002, including fees associated with the annual audit, reviews of the condensed financial statements included in the Company's quarterly reports on Form 10-Q and statutory audits required for the Company's insurance subsidiaries.

Audit-Related Fees. Fees for audit-related services were $177,000 in 2003 and $416,000 in 2002. Those services consisted of assistance with the documentation of processes and controls related to the Sarbanes-Oxley internal control attestation, actuarial attestation services and, in 2002, permitted internal audit outsourcing.

Tax Fees. Fees for tax services, including tax compliance, advice and planning, were $10,000 in 2003 and $28,000 in 2002.

All Other Fees. No services other than the types described above were rendered by Ernst & Young LLP during 2003 or 2002.

Audit and Non-audit Services Pre-approval Policy. In 2003, the Audit Committee adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the Company's independent auditor. The policy requires that the Audit Committee pre-approve all services to be performed by the independent auditor, including audit services, audit-related services, tax services and permitted non-audit services. Pursuant to such policy, the annual audit engagement terms and fees are subject to the specific pre-approval of the Audit Committee, and such committee will periodically pre-approve fee levels or budget amounts for specifically enumerated categories of other services. The term of any such pre-approval is 12 months from the date thereof, unless the Audit Committee specifically provides for a different period. Services not falling within such categories of pre-approved services require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members, and has presently delegated such authority to its Chairman. The Audit Committee pre-approved all services provided by Ernst & Young LLP during 2003.

                         FINANCIAL STATEMENTS AVAILABLE

Consolidated financial statements for Delphi Financial Group, Inc. are included in the Company's 2003 Annual Report on Form 10-K for the year ended December 31, 2003, which is being mailed together with this Proxy Statement. Additional copies of the Form 10-K and the Annual Report to Stockholders may be obtained without charge by submitting a written request to the Investor Relations Department, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company's knowledge, based solely on its review of Forms 3, 4 and 5 and amendments thereto furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934 and written representations that no other reports were required for such persons, all persons subject to these reporting requirements filed the required reports on a timely basis.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be received by the Company at 1105 North Market Street, Suite 1230, Wilmington, Delaware 19899, by December 1, 2004.

                                            By Order of the Board of Directors,

                                            /s/  ROBERT ROSENKRANZ

                                            Robert Rosenkranz
                                            Chairman of the Board

                                                                      APPENDIX A

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
                          DELPHI FINANCIAL GROUP, INC.

The Board of Directors of Delphi Financial Group, Inc. (the "Company") has established a committee known as the Audit Committee. This Charter confirms and describes the purpose, composition and responsibilities and processes of the Audit Committee.

PURPOSE

The Audit Committee (the "Committee") shall provide assistance to the Board of Directors of the Company (the "Board") in fulfilling its oversight responsibility relating to (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements,
(c) the qualifications and independence of the Company's independent auditor,
(d) the performance of the Company's internal audit function and independent auditor, and (e) the preparation of the report of the Committee that SEC rules require be included in the Company's annual proxy statement.

COMPOSITION

The Committee shall be comprised of at least three members of the Board who meet all requirements of the SEC and the New York Stock Exchange relating to independence and other qualifications, including at least one member meeting any special requirements relating to financial or other expertise. All determinations involving the application of such requirements shall be made by the Board. No member of the Committee shall simultaneously serve on the audit committees of more than two other public companies.

RESPONSIBILITIES AND PROCESSES

The Committee will:

- Be directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditor, who will report directly to the Committee, and resolve any disagreements between Company management and the independent auditor regarding financial reporting.

- Obtain and review, at least annually, a report by the Company's independent auditor describing such auditor's internal quality control procedures; any material issues raised by the most recent quality control review, or peer review, of such auditor or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such auditor, and any steps taken to deal with any such issues.

- At least annually, assess the independence of the Company's independent auditor, and, to assist in this assessment, obtain from such auditors a description of all of their relationships and professional services pertaining to the Company.

- Review with the Company's independent auditor any audit problems or difficulties and management's response.

- Establish policies and procedures for the pre-approval, as deemed appropriate, of all non-audit services permitted by law to be performed by the Company's independent auditor.

- Require that management obtain the Committee's approval of any appointment, termination, or replacement decisions with respect to the Company's internal audit function.

- Review the activities of the Company's independent and internal auditors, including the overall scope and plans for their respective audits and reviews, the coordination of such audits and reviews, and the fees or other compensation to be paid to such auditors.

- Require that the Company's internal auditors provide to the Committee, on at least a quarterly basis, a report on their activities, addressing such matters as the Committee may require.

- Periodically, meet separately with each of the Company's management, its independent auditor and its internal auditors.

- Review with the Company's management and its independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and require that such auditors discuss with the Committee their review of the interim financial information contained therein and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, as then in effect ("GAAS").

- Prior to the filing of the Company's Annual Report on Form 10-K, (i) discuss with the Company's independent auditor the results of the annual audit and require that the independent auditor discuss any matters related to such audit that are required to be communicated to the Committee under GAAS and (ii) review with the Company's management and its independent auditor the Company's audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

- Review and discuss the general types of presentations and information to be included in earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

- Discuss the Company's policies with respect to risk assessment and risk management.

- Review periodically with the chief legal officer of the Company legal and regulatory matters that may have a material impact on the Company's consolidated financial statements, ethics and compliance practices and material reports or inquiries received from regulators or governmental agencies.

- Establish a policy relating to the hiring of employees and former employees of the Company's independent auditor.

- Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

- Establish procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

- Submit this Charter to the Board for approval and review and reassess this Charter from time to time as appropriate, but no less frequently than annually.

- Conduct an annual evaluation of the performance by the Committee of the responsibilities set forth in this Charter.

- Cause a report of the Committee to be included in each proxy statement of the Company, and require that the Company include a copy of this Charter in its proxy statement at least triennially.

- Report regularly to the Board, including the submission to the Board of the minutes of all meetings of the Committee.

- Require that the Company provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to the Company's independent auditor for work relating to audit reports or performing other review and attest services for the Company; for compensation to advisers retained by the Committee pursuant to this Charter; and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its responsibilities.

AUTHORITY

In carrying out its responsibilities, the Committee shall have the authority, at the Company's expense, to:

- Conduct such investigations with respect to the Company's operations as it deems necessary or appropriate, with full access to the Company's books, records, facilities and personnel.

- Retain independent legal, accounting or other advisers as it deems necessary or appropriate in connection with the carrying out of its responsibilities.

                                                                      APPENDIX B

                          DELPHI FINANCIAL GROUP, INC.
             2003 EMPLOYEE LONG-TERM INCENTIVE AND SHARE AWARD PLAN

1.   PURPOSES

The purposes of the 2003 Long-Term Incentive and Share Award Plan are to advance the interests of Delphi Financial Group, Inc. and its shareholders by providing a means to attract, retain, and motivate employees of the Company and its Subsidiaries and Affiliates and other participants upon whose judgment, initiative and efforts the continued success, growth and development of the Company is dependent.

2.   DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "AFFILIATE" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan; provided, however, that the Company directly or indirectly owns at least 30% of the combined voting power of all classes of stock of such entity or at least 30% of the ownership interests in such entity.

     (b) "AWARD" means any Option, Restricted Share, Restricted Share Unit, or Other Share-Based Award granted to an Eligible Person under the Plan.

     (c) "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing an Award.

     (d) "BOARD" means the Board of Directors of the Company.

     (e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

     (f) "COMMITTEE" means the Stock Option and Compensation Committee of the Board, or such other Board committee (which may include the entire Board) as may be designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist of two or more directors of the Company, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, to the extent applicable, and each of whom is an "outside director" within the meaning of Section 162(m) of the Code, to the extent applicable; provided, further, that the mere fact that the Committee shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

     (g) "COMPANY" means Delphi Financial Group, Inc., a corporation organized under the laws of Delaware, or any successor corporation.

     (h) "ELIGIBLE PERSON" means (i) an employee of the Company, a Subsidiary or an Affiliate, including any director who is an employee, or (ii) another individual who, in the Committee's judgment, can make substantial contributions to the long-term profitability and value of the Company, its Subsidiaries or Affiliates. Notwithstanding any provision of this Plan to the contrary, an Award may be granted to an employee, in connection with his or her hiring, prior to the date the employee first performs services for the Company, a Subsidiary or an Affiliate; provided, however, that any such Award shall not become vested prior to the date the employee first performs such services

     (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.

     (j) "FAIR MARKET VALUE" means, with respect to Shares or other property, the fair market value of such Shares or other property determined by such methods or procedures as shall be established from time to time by the Committee. If the Shares are listed on any established stock exchange or a national market system, unless otherwise determined by the Committee in good faith, the Fair Market Value of Shares shall mean the closing price per Share on the applicable date (or, if the Shares were not traded on that day, the next preceding day on which the Shares were traded) on the principal exchange or market system on which the Shares are traded, as such prices are officially reported on such exchange.

     (k) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

     (l) "NQSO" means any Option that is not an ISO.

     (m) "OPTION" means a right, granted under Section 5(b), to purchase Shares.

     (n) "OTHER SHARE-BASED AWARD" means a right, granted under Section 5(e), that relates to or is valued by reference to Shares.

     (o) "PARTICIPANT" means an Eligible Person who has been granted an Award under the Plan.

     (p) "PLAN" means this 2003 Employee Long-Term Incentive and Share Award
Plan.

     (q) "RESTRICTED SHARES" means an Award of Shares under Section 5(c) that may be subject to certain restrictions and to a risk of forfeiture.

     (r) "RESTRICTED SHARE UNIT" means a right, granted under Section 5(d), to receive Shares or cash at the end of a specified deferral period.

     (s) "RULE 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

     (t) "SHARES" means Class A common stock, $.01 par value per share, of the Company.

     (u) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

3.   ADMINISTRATION

     (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee, and the Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

          (i) to select Eligible Persons to whom Awards may be granted;

          (ii) to designate Affiliates;

          (iii) to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

          (iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, exchanged, or surrendered;

          (v) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Eligible Person;

          (vi) to prescribe the form of each Award Agreement, which need not be identical for each Eligible Person;

          (vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

          (viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

          (ix) to accelerate the exercisability or vesting of all or any portion of any Award or to extend the period during which an Award is exercisable;

          (x) to determine whether uncertificated Shares may be used in satisfying Awards and otherwise in connection with the Plan; and

          (xi) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

     (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including but not limited to the Company, Subsidiaries, Affiliates, Eligible Persons, any person claiming any rights under the Plan from or through any Eligible Person, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to other members of the Board or officers or employees of the Company or any Subsidiary or Affiliate the authority, subject to such terms as the Committee shall determine, to perform administrative functions.

     (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any Subsidiary or Affiliate, the Company's independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the fullest extent permitted by law, be indemnified and protected by the Company with respect to any such action, determination, or interpretation.

     (d) LIMITATION ON COMMITTEE'S DISCRETION. Anything in this Plan to the contrary notwithstanding, in the case of any Award which is intended to qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Committee shall have no discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as such qualified performance-based compensation.

4.   SHARES SUBJECT TO THE PLAN

     (a) Subject to adjustment as provided in Section 4(c) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 2,500,000. No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan and the number of shares to which outstanding Awards then relate, exceeds the number of Shares reserved under the preceding sentence. If any Awards are forfeited, canceled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of Shares as to which the Award is exercised.

     (b) Subject to adjustment as provided in Section 4(c) hereof, the maximum number of Shares (i) with respect to which Options may be granted during a calendar year to any Eligible Person under this Plan shall be 750,000 Shares, and (ii) with respect to Restricted Shares, Restricted Share Units or Other Share-Based Awards intended to qualify as qualified performance-based compensation within the meaning of Section 162(m) of the Code, shall be the equivalent of 225,000 Shares during a calendar year to any Eligible Person under this Plan.

     (c) In the event that the Committee shall determine that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares or the value thereof such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Persons under the Plan, then the Committee shall make such equitable changes or adjustments as it deems appropriate, including but not limited to the adjustment, in such manner as it may deem equitable, of any or all of (i) the number and kind of shares which may thereafter be issued under the Plan, (ii) the number and kind of shares, other securities or other consideration issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided, however, in each case that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(a) of the Code, unless the Committee determines otherwise. In addition, subject to the limitations set forth in Section 3(d) and Section 7 hereof, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria and performance objectives, if any, included in, Awards in recognition of unusual or non-recurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

     (d) Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or treasury Shares including Shares acquired by purchase in the open market or in private transactions.

5.   SPECIFIC TERMS OF AWARDS

     (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 5. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(d)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms regarding forfeiture of Awards or continued exercisability of Awards in the event of termination of service by the Eligible Person.

     (b) OPTIONS. The Committee is authorized to grant Options, which may be NQSOs or ISOs, to Eligible Persons on the following terms and conditions:

          (i) EXERCISE PRICE. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price per Share of an Option shall not be less than the Fair Market Value of a Share on the date of grant of the Option. The Committee may, without limitation, set an exercise price that is based upon achievement of performance criteria if deemed appropriate by the Committee.

          (ii) OPTION TERM AND EXERCISE PERIOD. The term of each Option shall be determined by the Committee; provided, however, that such term shall not be longer than ten years from the date of grant of the Option. The last day of the term of an Option shall be referred to herein as its "Expiration Date." Subject to Sections 5(b)(iii) through 5(b)(vi), Options may be exercised by a Participant only for so long as such Participant is employed by the Company.

          (iii) TERMINATION OF EMPLOYMENT EXCEPT BY DEATH, DISABILITY OR DISCHARGE FOR CAUSE. Unless otherwise specified in an Award Agreement, in the event that the employment of a Participant by the Company, its Subsidiaries or Affiliates shall terminate for any reason other than death, disability, or discharge for cause, Options may be exercised only within ninety (90) days after such termination of employment or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. Any portion of the Option which was not exercisable on such last day shall expire immediately. Whether an authorized leave of absence or absence for military or governmental service shall constitute termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (iv) DEATH OR DISABILITY. Unless otherwise specified in an Award Agreement, in the event a Participant shall die or become disabled while in the employ of the Company, a Subsidiary or an Affiliate, Options may be exercised at any time within one (1) year after the Participant's death or disability or such longer period as may be established by the Committee at the time of grant or thereafter, but (unless otherwise determined by the Committee) only to the extent that such Option was exercisable on the last day of employment, and in no event may an Option be exercised after its Expiration Date. During such one-year period, the Option may be exercised by the Participant or a representative, or in the case of death, by the executors or administrators of the Participant or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance. Whether a Participant shall have become disabled for the purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (v) DISCHARGE FOR CAUSE. If a Participant is discharged for cause, all unexercised Options shall terminate as of the date of discharge. Whether a Participant is discharged for cause for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

          (vi) RETIREMENT. Notwithstanding the provisions of Section 5(b)(iii) hereof, the Committee may, at the time of grant of an Option or thereafter, permit the Participant to exercise Options up to one (1) year following the Participant's retirement under the Company's, its Subsidiary's or its Affiliate's, as applicable, retirement policy or such longer period as may be established by the Committee at the time of grant or thereafter; provided that in no event may an Option be exercised after its Expiration Date.

          (vii) NON-EMPLOYEE OPTIONEES. Section 5(b)(ii) (except for the first sentence thereof) through (vi) shall not apply with respect to Options having been granted to a Participant who is not an employee of the Company, a Subsidiary, or an Affiliate (a "Non-Employee Optionee"). In the case of any such Options, the Award Agreement shall set forth the applicable limitations on the exercisability thereof, and the effect on such exercisability of death, disability and any other events provided for therein, at the time of grant or thereafter.

          (viii) RIGHT OF COMPANY. In the case of a termination of an Optionee's employment by reason of death, disability, retirement or discharge other than for cause (or, in the case of a Non-Employee Optionee, to the extent provided in the Award Agreement at the time of grant or thereafter) the Company may, but is not obligated to, purchase unexercised Options held by such Participant and pay such person the amount of cash equal to (i) the aggregate Fair Market Value of the Shares underlying such Option (to the extent that such Options would have been exercisable by the Participant upon termination of employment) as of the date of termination of employment (or, in the case of a Non-Employee Optionee, the date provided in the Award Agreement at the time of grant or thereafter), less (ii) the aggregate exercise price under such option.

          (ix) TIME AND METHOD OF EXERCISE. The Committee shall determine at the date of grant or thereafter the time or times at which an Option may be exercised in whole or in part (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), the methods by which such exercise price may be paid or deemed to be paid (including, without limitation, broker-assisted exercise arrangements), the form of such payment (including, without limitation, cash, Shares, notes or other property), and the methods by which Shares will be delivered or deemed to be delivered to Eligible Persons; provided, however, unless otherwise determined by the Committee that in no event may any portion of the exercise price be paid with Shares acquired either under an Award granted pursuant to this Plan, upon exercise of a stock option granted under another Company plan or as a stock bonus or other stock award granted under another Company plan unless, in any such case, the Shares were acquired and vested more than six months in advance of the date of exercise.

          (x) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that the ISO shall be granted within ten years from the earlier of the date of adoption or shareholder approval of the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

     (c) RESTRICTED SHARES. The Committee is authorized to grant Restricted Shares to Eligible Persons on the following terms and conditions:

          (i) ISSUANCE AND RESTRICTIONS. Restricted Shares shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances (including, without limitation, upon achievement of performance criteria if deemed appropriate by the Committee), in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the Award Agreement relating to the Restricted Shares, an Eligible Person granted Restricted Shares shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted Shares and the right to receive dividends thereon. If Restricted Shares are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Shares shall be issued in accordance with the provisions of Section 7 below.

          (ii) FORFEITURE. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of service during the applicable restriction period, Restricted Shares and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Shares.

          (iii) CERTIFICATES FOR SHARES. Restricted Shares granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Eligible Person, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company shall retain physical possession of the certificate.

          (iv) DIVIDENDS. Dividends paid on Restricted Shares shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in unrestricted Shares having a Fair Market Value equal to the amount of such dividends. Shares distributed in connection with a Share split or dividend in Shares, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Shares with respect to which such Shares or other property has been distributed.

     (d) RESTRICTED SHARE UNITS. The Committee is authorized to grant Restricted Share Units to Eligible Persons, subject to the following terms and conditions:

          (i) AWARD AND RESTRICTIONS. Delivery of Shares or cash, as the case may be, will occur upon expiration of the deferral period specified for Restricted Share Units by the Committee (or, if permitted by the Committee, as elected by the Eligible Person). In addition, Restricted Share Units shall be subject to such restrictions as the Committee may impose, if any (including, without limitation, the achievement of performance criteria if deemed appropriate by the Committee), at the date of grant or thereafter, which restrictions may lapse at the expiration of the deferral period or at earlier or later specified times, separately or in combination, in installments or otherwise, as the Committee may determine. If Restricted Share Units are intended to qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, such Restricted Share Units shall be issued in accordance with the provisions of Section 7 below.

          (ii) FORFEITURE. Except as otherwise determined by the Committee at date of grant or thereafter, upon termination of service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Restricted Share Units), or upon failure to satisfy any other conditions precedent to the delivery of Shares or cash to which such Restricted Share Units relate, all Restricted Share Units that are at that time subject to deferral or restriction shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Share Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Share Units.

     (e) OTHER SHARE-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, unrestricted shares awarded purely as a "bonus" and not subject to any restrictions or conditions, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the performance of specified Subsidiaries or Affiliates. The Committee shall determine the terms and conditions of such Awards at date of grant or thereafter. Shares delivered pursuant to an Award in the nature of a purchase right granted under this
Section 5(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, notes or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, shall also be authorized pursuant to this Section 5(e).

6.   CERTAIN PROVISIONS APPLICABLE TO AWARDS

     (a) STAND-ALONE, ADDITIONAL, TANDEM AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted to Eligible Persons either alone or in addition to, in tandem with, or in exchange or substitution for, any other Award granted under the Plan or any award granted under any other plan or agreement of the Company, any Subsidiary or Affiliate, or any business entity to be acquired by the Company or a Subsidiary or Affiliate, or any other right of an Eligible Person to receive payment from the Company or any Subsidiary or Affiliate. Awards may be granted in addition to or in tandem with such other Awards or awards, and may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The per Share exercise price of any Option or purchase price of any other Award conferring a right to purchase Shares which is granted, in connection with the substitution of awards granted under any other plan or agreement of the Company or any Subsidiary or Affiliate or any business entity to be acquired by the Company or any Subsidiary or Affiliate, shall be determined by the Committee, in its discretion.

     (b) TERM OF AWARDS. The term of each Award granted to an Eligible Person shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, notes or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments, and the Committee may require deferral of payment under an Award if, in the sole judgment of the Committee, it may be necessary in order to avoid nondeductibility of the payment under Section 162(m) of the Code.

     (d) NONTRANSFERABILITY. Unless otherwise set forth by the Committee in an Award Agreement, Awards shall not be transferable by an Eligible Person except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an Eligible Person only by such Eligible Person or his guardian or legal representative. An Eligible Person's rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to claims of the Eligible Person's creditors.

     (e) NONCOMPETITION. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Award, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

7.   PERFORMANCE AWARDS GRANTED TO DESIGNATED PARTICIPANTS

     (a) GENERAL. If the Committee determines that an award of Restricted Shares or Restricted Share Units or an Other Share-Based Award to be granted to a Participant should qualify as "qualified performance-based compensation" for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such an Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7.

     (b) PERFORMANCE GOALS GENERALLY. The performance goals for such Awards ("Performance Awards") shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

     (c) BUSINESS CRITERIA. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: appreciation in value of the Shares; total shareholder return; operating income or earnings; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value added; earnings per share and/or growth thereof; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; or net profit margin; or any of the above criteria as compared to the performance of a published or special index or benchmark deemed applicable by the Committee.

     (d) PERFORMANCE PERIOD; TIMING FOR ESTABLISHED PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "qualified performance-based compensation" under Section 162(m) of the Code.

     (e) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS. Settlement of such Performance Awards shall be in cash, Shares or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to the Participant in respect of a Performance Award subject to this Section 7.

     (f) WRITTEN DETERMINATION. All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 7 shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

8.   CHANGE OF OWNERSHIP PROVISIONS

     (a) ACCELERATION OF EXERCISABILITY AND LAPSE OF RESTRICTIONS. Unless otherwise provided by the Committee at the time of the Award grant, in the event of a Change of Ownership, (i) all outstanding Awards pursuant to which the Participant may have rights the exercise of which is restricted or limited, shall become fully exercisable at the time of the Change of Ownership, and (ii) unless the right to lapse of restrictions or limitations is waived or deferred by a Participant prior to such lapse, all restrictions or limitations (including risks of forfeiture and deferrals) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse, and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company at the time of the Change of Ownership.

     (b) DEFINITION OF CHANGE OF OWNERSHIP. For purposes of this Section 8, a "Change of Ownership" shall be deemed to have occurred (1) if individuals who, as of the effective date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the directors constituting the Board, provided that any person becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters (3/4) of the then directors who are members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is
(A) in connection with the acquisition by a third person, including a "group" as such term is used in Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, of 20% or more of the combined voting securities ordinarily having the right to vote for the election of directors of the Company (unless such acquisition of beneficial ownership was approved by a majority of the Board who are members of the Incumbent Board), or (B) in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or (2) if the stockholders of the Company approve a merger, consolidation, recapitalization or reorganization of the Company, reverse split of any class of voting securities of the Company, or an acquisition of securities or assets by the Company, or the sale or disposition by the Company of all or substantially all of the Company's assets, or if any such transaction is consummated without stockholder approval, other than any such transaction in which the holders of outstanding Company voting securities immediately prior to the transaction receive, with respect to such Company voting securities, voting securities of the surviving or transferee entity representing more than 60 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or (3) if the stockholders of the Company approve a plan of complete liquidation of the Company.

9.   GENERAL PROVISIONS

     (a) COMPLIANCE WITH LEGAL AND TRADING REQUIREMENTS. The Plan, the granting and exercising of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market system listing or registration or qualification of such Shares or other required action under any state or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

     (b) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken thereunder shall be construed as giving anyone the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate anyone's employment or service at any time.

     (c) TAXES. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to an Eligible Person, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Eligible Persons to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of an Eligible Person's tax obligations; provided, however, that the amount of tax withholding to be satisfied by withholding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable Federal, state and local law.

     (d) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders of the Company or Participants; provided, however, that any such amendment, alteration, suspension, discontinuance or termination shall be subject to the approval of the Company's shareholders (i) if, and to the extent, required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (ii) as it applies to ISOs, to the extent required under Section 422 of the Code. Notwithstanding the foregoing, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retrospectively; provided, however, that, without the consent of a Participant, no amendment, alteration, suspension, discontinuation or termination of any Award may materially and adversely affect the rights of such Participant under any Award theretofore granted to him or her.

     (e) NO RIGHTS TO AWARDS; NO SHAREHOLDER RIGHTS. No Eligible Person or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons and employees. No Award shall confer on any Eligible Person any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the Eligible Person in accordance with the terms of the Award.

     (f) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

     (g) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt or utilize such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (h) NOT COMPENSATION FOR BENEFIT PLANS. No Award payable under this Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company unless the Company, a Subsidiary or Affiliate shall determine otherwise.

     (i) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     (j) GOVERNING LAW. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of Delaware, without giving effect to principles of conflict of laws thereof.

     (k) EFFECTIVE DATE; PLAN TERMINATION. The Plan shall become effective as of April 1, 2003 (the "Effective Date"), subject to approval by the shareholders of the Company. The Plan shall terminate as to future awards on the date which is ten (10) years after the Effective Date.

     (l) TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                                                      APPENDIX C

                          DELPHI FINANCIAL GROUP, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN

SECTION 1. PURPOSE.

               Delphi Financial Group, Inc. (the "Company") hereby establishes, subject to shareholder approval, this Annual Incentive Compensation Plan (the "Plan") in order to provide the Company with an additional means to attract and retain executive officers by providing them with an opportunity to earn annual incentive compensation, contingent on the achievement of certain performance goals, as an incentive and reward for their contributions to the growth, profitability and success of the Company from year to year.

               The Company intends that compensation payable under the Plan will constitute "qualified performance-based compensation" under Section 162(m) of the Code (as hereinafter defined). The Plan shall be interpreted and construed in a manner consistent with such intent.

SECTION 2. DEFINITIONS.

               2.1. "AWARD" means the amount of incentive compensation to which a Participant is entitled for each Plan Year as determined by the Committee pursuant to Sections 4 and 5 of the Plan.

               2.2. "BOARD" means the Company's Board of Directors.

               2.3. "CODE" means the Internal Revenue Code of 1986, as amended, including applicable regulations thereunder.

               2.4. "COMMITTEE" means the Stock Option and Compensation Committee of the Board, which shall be comprised solely of at least two persons who, to the extent required to satisfy the exception for performance-based compensation under Section 162(m) of the Code, are "outside directors" within the meaning of such section. However, no act of the Committee shall be void or deemed to be without authority due to the failure of a member to meet any qualification requirement at the time the action is taken.

               2.5. "DETERMINATION DATE" means the day not later than the 90th day of a Plan Year or such other date by which the Committee may establish performance goals for a Plan Year without causing an Award to be treated as other than performance-based compensation under Section 162(m) of the Code.

               2.6. "ELIGIBLE EMPLOYEE" means any executive officer (as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Company.

               2.7. "PARTICIPANT" means an Eligible Employee who has been selected to potentially receive an Award for a given Plan Year, subject to achievement of one or more performance goals and satisfaction of other conditions under the Plan or specified by the Committee.

               2.8. "PLAN YEAR" means the fiscal year of the Company or such other period established by the Committee.

SECTION 3. ADMINISTRATION.

               The Plan shall be administered by the Committee. The Committee shall have the authority to establish performance goals for the awarding of Awards for each Plan Year; to determine the Participants for each Plan Year; to determine whether performance goals for each Plan Year have been achieved; to authorize payment of Awards under the Plan, including determining the form and timing of payment and any conditions (such as further service requirements) that will apply to such payment; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; and to interpret the terms and provisions of the Plan. All determinations made by the Committee with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Eligible Employees.

SECTION 4. DETERMINATION OF AWARDS.

               The amount of a Participant's Award for any Plan Year shall be an amount not greater than $3,000,000, which amount shall be determined based on the achievement of one or more performance goals established by the Committee with respect to a Participant. Performance goals may vary as among Participants and shall be based upon one or more of the following criteria, as the Committee may deem appropriate: appreciation in value of the Company's common stock; total shareholder return; earnings per share; operating income; net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pro forma net income; return on equity; return on designated assets; return on capital; economic value created or economic profit; earnings per share and/or growth thereof; revenues; expenses (including expense ratio); loss ratio; combined ratio; new business production; capital markets and/or acquisition transactions; investment programs initiated; operating profit margin; operating cash flow; free cash flow; cash flow return on investment; operating margin; and net profit margin. Performance goals may be expressed as absolute goals, goals compared to past performance, goals compared to the performance of a published or special index or benchmark deemed applicable by the Committee, or otherwise as determined by the Committee. The performance goals may be determined by reference to the performance of the Company and/or a subsidiary or affiliate of the Company, or of a division or unit of any of the foregoing. No later than the Determination Date for a Plan Year, the Committee shall designate (i) the Participants for such Plan Year, (ii) the performance goals for such Plan Year and (iii) the corresponding Award amounts payable to each Participant under the Plan upon achievement of such performance goals and satisfaction of other conditions under the Plan or specified by the Committee. So long as an Award is fully contingent upon a measure of performance as specified in this Section 4, the Committee may consider other measures of performance or other circumstances in its exercise of discretion ("negative discretion") to reduce the final Award. The Committee may specify at the time an Award opportunity is authorized or at any other time such other performance measures or other terms upon which it will exercise negative discretion.

SECTION 5. PAYMENT OF AWARD.

               An Award (if any) to a Participant for a Plan Year shall be paid following the end of the Plan Year; provided, however, that the Committee shall have first certified in writing (i) that the applicable performance goal or goals with respect to such Participant for such Plan Year were satisfied and the level of the attainment of such goal or goals, (ii) that all other material terms upon which payment of the Award is conditioned were satisfied and (iii) the amount of each Participant's Award. The Committee, unless it determines otherwise, may exercise negative discretion to reduce the amount that would otherwise be payable under an Award by reason of the applicable performance goal's having been achieved. Payments will be in cash, subject to any conditions the Committee may impose; provided, however, that the Committee may also provide that an Award will be paid in whole or in part in shares of the Company's common stock or other Company common stock-based awards, including restricted shares, restricted share units or other share awards, if and to the extent that shares are available under a separate equity compensation plan of the Company and permitted to be granted in connection with such incentive awards, in any case with an aggregate fair market value at the time of payment not to exceed $3,000,000. If a Participant dies after the end of a Plan Year but before receiving payment of any Award, the amount of such Award shall be paid to a designated beneficiary or, if no beneficiary has been designated, to the Participant's estate, in the form of a lump sum payment in cash as soon as practicable after the Award for the Plan Year has been determined and certified in accordance with this Section 5. Notwithstanding the foregoing, the Committee may determine, by separate agreement with any Participant or otherwise, that all or a portion of an Award for a Plan Year shall be payable to the Participant upon the Participant's death, disability or termination of employment with the Company, or upon a change of control of the Company, during the Plan Year.

SECTION 6. NON-TRANSFERABILITY.

               No Award or rights under this Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

SECTION 7. AMENDMENTS AND TERMINATION.

               The Board may terminate the Plan at any time and may amend it from time to time, provided, however, that no termination or amendment of the Plan shall materially and adversely affect the rights of a Participant or a beneficiary with respect to a previously certified Award except with the written consent of such Participant or beneficiary. Amendments to the Plan may be made without shareholder approval except as required to satisfy Section 162(m) of the Code.

SECTION 8. GENERAL PROVISIONS.

               8.1 Nothing set forth in this Plan shall prevent the Board or the Committee from adopting other or additional compensation arrangements. Neither the adoption of the Plan or any Award hereunder shall confer upon any person any right to continued employment.

               8.2 No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

               8.3 The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, the authorization of Awards and performance goals in recognition of unusual or nonrecurring events, including stock splits, stock dividends, reorganizations, mergers, consolidations, large, special and non-recurring dividends, and acquisitions and dispositions of businesses and assets, affecting the Company and its subsidiaries or any business unit thereof, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant; provided, however, that no such adjustment shall be authorized or made if and to the extent that the existence or exercise of such authority would cause an Award potentially grantable hereunder to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

               8.4 The Company shall deduct from any payment in settlement of a Participant's Award or other payment to the Participant any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law with respect to the Award.

               8.5 The validity, construction, and effect of the Plan and any rules and regulations or document hereunder shall be determined in accordance with the laws (including those governing contracts) of Delaware, without giving effect to principles of conflicts of laws.

SECTION 9. EFFECTIVE DATE OF PLAN.

               The Plan shall become effective as of January 1, 2004, subject to approval by the stockholders of the Company at the Company's 2004 Annual Meeting of Stockholders.

                             [DELPHI FINANCIAL LOGO]

Dear Stockholder,

Please take note of the important information enclosed with this Proxy. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the 2004 Annual Meeting of Stockholders, scheduled to be held on May 5, 2004.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

/s/ ROBERT ROSENKRANZ

Robert Rosenkranz
Chairman of the Board

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI FINANCIAL GROUP, INC. and, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees for Director, "FOR" Proposals 2, 3 and 5 and "ABSTAIN" on Proposal 4. The Board of Directors recommends a vote "FOR" all nominees for Director, "FOR" Proposals 2, 3 and 5 and "AGAINST" Proposal 4.

                              SIGNED:___________________________________________

                              SIGNED:___________________________________________

                              Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.

                              DATED:____________________________________________

                              IMPORTANT: Please mark, sign and date this proxy
                                         and return it promptly in the enclosed
                                         envelope. No postage is required if
                                         mailed in the United States.

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------
                          DELPHI FINANCIAL GROUP, INC.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DELPHI FINANCIAL
                                   GROUP, INC.

The undersigned stockholder hereby appoints Robert Rosenkranz and Robert M. Smith, Jr., or either of them, as attorneys or proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote in the manner designated below (or, if no designation is made, as provided on the reverse side of this card), all of the shares of Class A Common Stock of Delphi Financial Group, Inc. (the "Company") held of record by the undersigned at the close of business on March 22, 2004 at the Company's 2004 Annual Meeting of Stockholders scheduled to be held on May 5, 2004 at 10:00 a.m., EDT, or any adjournments or postponements thereof.

The undersigned acknowledges receipt of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, Notice of Annual Meeting of Stockholders and Proxy Statement dated April 12, 2004, and grants authority to each of said proxies or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead.

1. Election of Directors.

[ ] FOR all nominees listed                                [ ] WITHHOLD AUTHORITY to vote
    (except as written on the space provided below)            for all nominees listed below

     Class A Director:  Donald A. Sherman

Directors: Robert Rosenkranz     Robert M. Smith, Jr.   Lawrence E. Daurelle          Edward A. Fox
           Van D. Greenfield     Harold F. Ilg          James N. Meehan               Philip R. O'Connor

     INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.

2. Approval of the amendment to the 2003 Employee Long-Term Incentive and Share Award Plan.

   [ ] FOR                         [ ] AGAINST                 [ ] ABSTAIN

3. Approval of the adoption of the Annual Incentive Compensation Plan.

   [ ] FOR                         [ ] AGAINST                 [ ] ABSTAIN

4. Shareholder proposal regarding investments in tobacco equities.

   [ ] FOR                         [ ] AGAINST                 [ ] ABSTAIN

5. To transact such other business as properly comes before the meeting or any adjournment thereof.

   [ ] FOR                         [ ] AGAINST                 [ ] ABSTAIN